EXECUTION COPY








                    AGREEMENT AND PLAN OF MERGER

                             BY AND AMONG

                        GROVE INVESTORS, INC.,

                     THE MANITOWOC COMPANY, INC.

                                 AND

                      GIRAFFE ACQUISITION, INC.





                            MARCH 18, 2002

                          TABLE OF CONTENTS
                           -----------------

ARTICLE I  THE MERGER; EFFECTIVE TIME; CLOSING...........................1
                1.1 The Merger...........................................1
                1.2 Effective Time.......................................2
                1.3 Closing..............................................2

ARTICLE II CERTIFICATE OF INCORPORATION AND BY-LAWS
           OF THE SURVIVING CORPORATION................................. 2
                2.1 Certificate of Incorporation.......................  2
                2.2 By-laws............................................. 2

ARTICLE IIIDIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.......... 3
                3.1 Directors..........................................  3
                3.2 Officers...........................................  3

ARTICLE IV MERGER CONSIDERATION; CONVERSION OF SHARES..................  3
                4.1 Merger Consideration...............................  3
                4.2 Exchange of Certificates...........................  5
                4.3 Options and Restricted Stock.......................  8
                4.4 Stock Transfer Books...............................  9

ARTICLE V  REPRESENTATIONS AND WARRANTIESOF THE COMPANY................  9
                5.1 Organization....................................... 10
                5.2 Authorization; Validity of Agreement.............   10
                5.3 Capitalization..................................... 11
                5.4 Consents and Approvals; No Violations ............  11
                5.5 Financial Statements............................... 12
                5.6 No Undisclosed Liabilities; Borrowed Money
                       Indebtedness. .................................. 13
                5.7 Absence of Certain Changes......................... 13
                5.8 Employee Benefit Plans; ERISA...................... 15
                5.9 Litigation......................................... 16
                5.10 No Default;Compliance with Applicable Laws.........16
                5.11     Taxes......................................... 17
                5.12     Personal Property............................. 18
                5.13     Intellectual Property......................... 18
                5.14     Environmental Laws and Regulations............ 19
                5.15     Contracts .................................... 21
                5.16     Real Property................................. 22
                5.17     Labor Matters................................. 23
                5.18     Required Vote of Company Stockholders......... 23
                5.19     Registration Statement; Proxy
                           Statement/Prospectus........................ 23
                5.20     Reorganization................................ 24
                5.21     Insurance..................................... 24
                5.22     Product Matters............................... 24
                5.23     Brokers or Finders............................ 24

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB    25
                6.1 Organization....................................... 25
                6.2 Authorization; Validity of Agreement............... 26
                6.3 Capitalization..................................... 26
                6.4 Consents and Approvals; No Violations...............27
                6.5 Reports.............................................28
                6.6 No Undisclosed Liabilities......................... 28
                6.7 Absence of Certain Changes......................... 29
                6.8 Litigation......................................... 30
                6.9 No Default; Compliance with Applicable Laws........ 30
                6.10 Environmental Laws and Regulations.................30
                6.11 Contracts......................................... 31
                6.12 Registration Statement; Proxy Statement/Prospectus.31
                6.13 Merger Sub's Operations............................32
                6.14 Reorganization.....................................32
                6.15 Required Vote of Acquiror..........................32
                6.16 Financing..........................................32
                6.17 Brokers or Finders................................ 32

ARTICLE VIICOVENANTS RELATING TO THE CONDUCT OF BUSINESS OF THE
           COMPANY....................................................  32
                7.1 Interim Operations of the Company.................. 32




ARTICLE VIII   COVENANTS RELATING TO CONDUCT OFBUSINESS OF ACQUIROR.....35
                8.1 Interim Operations of Acquiror..................    35

ARTICLE IX ADDITIONAL AGREEMENTS  ..................................... 36
                9.1 Access and Information; Confidentiality. ........   36
                9.2 Meeting of Stockholders.  ........................  37
                9.3 Registration Statement; Proxy Statement.............38
                9.4 Appropriate Action; Consents; Filings...............39
                9.5 Public Announcements............................... 40
                9.6 Stock Exchange Listing............................. 41
                9.7 Employee Benefit Plans............................. 41
                9.8 Indemnification of Directors and Officers;
                      Directors & Officers Insurance................... 42
                9.9 Event Notices...................................... 44
                9.10     Conveyance Taxes.............................. 44
                9.11     No Solicitation................................44
                9.12     Affiliates. ................................   47
                9.13     No Implied Representations or Warranties;
                            Investigation. .........................    47
                9.14     Tax-Free Merger............................    48
                9.15     Lenders Consent ............................   48

           ARTICLE X     CLOSING CONDITIONS ........................... 48
                10.1     Conditions to Obligations of Each Party Under
                           This Agreement. ...........................  48
                10.2     Additional Conditions to Obligations of the
                           Acquiror Companies........................   49
                10.3     Additional Conditions to Obligations of the
                            Company...................................  50

           ARTICLE XI    TERMINATION, AMENDMENT AND EXPENSES............51
                11.1     Termination.................................   51
                11.2     Effect of Termination. ......................  53
                11.3     Amendment.  ................................   53
                11.4     Waiver. .....................................  53
                11.5     Fees and Expenses............................  53



ARTICLE XIIGENERAL PROVISIONS.......................................... 56
                12.1     Interpretation.  ...........................   56
                12.2     Termination of Representations and
                            Warranties. ..............................  57
                12.3     Notices.  ................................     57
                12.4     Headings.  ................................    58
                12.5     Severability.   ...........................    58
                12.6     Entire Agreement. ...........................  59
                12.7     Assignment.  ................................  59
                12.8     Parties in Interest........................... 59
                12.9     Failure or Indulgence Not Waiver; Remedies
                             Cumulative .............................   59
                12.10    Governing Law ................................ 59
                12.11    Counterparts  ................................ 59



Exhibit A    Form of Affiliate Letter
Exhibit B    Form of Registration Rights Agreement









                    AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 18, 2002, by and among Grove Investors, Inc., a Delaware corporation (the "Company"), The Manitowoc Company, Inc., a Wisconsin corporation ("Acquiror"), and Giraffe Acquisition, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Acquiror ("Merger Sub").

          WHEREAS, the boards of directors of the Company, Acquiror and Merger Sub each have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                             ARTICLE I

            THE MERGER; EFFECTIVE TIME; CLOSING{tc \l1 "    ARTICLE I
                THE MERGER; EFFECTIVE TIME; CLOSING}

      I.1   The Merger.  {tc \l2 "  I.1   The Merger.  }Upon the terms
and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined herein), Merger Sub and the Company shall consummate the Merger in which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation (the "Surviving Corporation") in the Merger and shall be governed by the laws of the State of Delaware and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, and the Surviving









Corporation shall succeed to and assume all of the rights and obligations of Merger Sub. The Merger shall have the effects set forth in the DGCL.

      I.2   Effective Time.  {tc \l2 "    I.2   Effective Time.
}Merger Sub and the Company shall cause a certificate of merger (the "Certificate of Merger") to be filed on the Closing Date (as defined herein) (or on such other date as the Company and Acquiror may agree in writing) with the Secretary of State of the State of Delaware as provided in the DGCL, and shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time as is specified in the Certificate of Merger (such time being, the "Effective Time").

      I.3   Closing.  {tc \l2 "     I.3   Closing.  }The closing of
the Merger (the "Closing") shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois at 10:00 a.m., local time, on the second business day following the date on which the last of the conditions set forth in Article X hereof shall be fulfilled or waived in accordance with this Agreement (other than conditions that can only be satisfied at the Closing, but subject to the satisfaction of such conditions at the Closing) or (b) at such other place, time and date as the Company and Acquiror may agree in writing (the date of the Closing being, the "Closing Date").


                             ARTICLE II

              CERTIFICATE OF INCORPORATION AND BY-LAWS
               OF THE SURVIVING CORPORATION{tc \l1 "  ARTICLE II
              CERTIFICATE OF INCORPORATION AND BY-LAWS      OF THE
SURVIVING CORPORATION}

      II.1  Certificate of Incorporation.  {tc \l2 "  II.1
      Certificate of Incorporation. }The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Certificate of Incorporation") until further amended in accordance with its terms and as provided by applicable Law (as defined herein), except that, as of the Effective Time, Article 1 of such Certificate of Incorporation shall be amended to read as follows: "The name of the Corporation is Grove Investors, Inc.".

      II.2  By-laws.  {tc \l2 "     II.2  By-laws.  }The by-laws of
Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation (the "By-laws") until amended in accordance with their terms and as provided by applicable Law, except that, as of the Effective Time, such By-laws shall be amended as necessary to reflect that the name of the Corporation is "Grove Investors, Inc.".


                            ARTICLE III

    DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION{tc \l1 "
                            ARTICLE III   DIRECTORS AND OFFICERS OF
THE SURVIVING CORPORATION}

      III.1 Directors.  {tc \l2 "   III.1 Directors.  }The directors
of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws.

      III.2 Officers. {tc \l2 " III.2 Officers. }The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws.


                             ARTICLE IV

                       MERGER CONSIDERATION;
                   CONVERSION OF SHARES{tc \l1 "      ARTICLE IV
                       MERGER CONSIDERATION;    CONVERSION OF SHARES}

      IV.1  Merger Consideration.  {tc \l2 "    IV.1  Merger
Consideration. }At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror or Merger Sub or the holders of any outstanding shares of capital stock of the Company or Merger Sub:

          (a) Conversion of Common Stock. Subject to the provisions of this Article IV, each share of common stock of the Company, par value $1.00 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (excluding shares of Company Common Stock to be cancelled pursuant to Section 4.1(c) and any Dissenting Shares (as defined below)) shall be converted into the right to receive, from Acquiror a number of validly issued, fully paid and nonassessable, subject to
Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (such section, including judicial interpretations thereof, being referred to herein as "Section 180.0622(2)(b) of the WBCL"), shares (carried out to four decimal places and rounded up if the fifth decimal place is 5 or greater) (the "Stock Exchange Ratio") of common stock, par value $.01 per share, including the Acquiror Rights (as defined below) associated therewith ("Acquiror Common Stock"), of Acquiror based on the Average Closing Sales Price for the ten (10) consecutive New York Stock Exchange ("NYSE") trading days ending on and including the NYSE trading day that is two NYSE trading days prior to the Effective Date (the "Determination Period") determined as follows:

               (i) if the Average Closing Sales Price for the Determination Period is greater than $31.20 and less than $42.21, then the Stock Exchange Ratio shall equal $14.00 divided by the Average Closing Sales Price for the Determination Period;

               (ii) if the Average Closing Sales Price for the Determination Period is equal to or less than $31.20, then the Stock Exchange Ratio shall equal .4487; or

               (iii) if the Average Closing Sale Price for the Determination Period is equal to or greater than $42.21, then the Stock Exchange Ratio shall equal .3317 (the consideration for which each share of Company Common Stock is converted being, the "Merger Consideration").

For the purposes of this Agreement, "Average Closing Sales Price" shall mean the average (rounded to the nearest full cent, with the cents rounded up if the third decimal place is 5 or greater) of the daily closing sale prices of a share of Acquiror Common Stock as reported on the NYSE Composite Tape, as reported in The Wall Street Journal.

          (b) Cancellation of Company Common Stock. Subject to the other provisions of this Article IV, all shares of Company Common Stock shall, upon conversion thereof into the right to receive the Merger Consideration at the Effective Time, cease to be outstanding and shall automatically be cancelled and cease to exist, and each certificate previously evidencing any such shares outstanding immediately prior to the Effective Time (other than shares of Company Common Stock described in Section 4.1(c) and any Dissenting Shares) shall thereafter represent only the right to receive the Merger Consideration and any amounts payable pursuant to Section 4.2(d). The holders of certificates previously evidencing any such shares shall cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by Law.



          (c) Treasury Stock. Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by Acquiror or any direct or indirect wholly-owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be cancelled and cease to exist and shall not be converted into the right to receive the Merger Consideration.

          (d) Merger Sub Stock. Each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (e)     Anti-Dilution Provisions.   If between the date of
this Agreement and the Effective Time, the outstanding shares of Acquiror Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, reclassification, recapitalization, split, division, combination or exchange of shares, there will be a proportionate adjustment (to the extent appropriate) made to the Stock Exchange Ratio to reflect such change.

      IV.2  Exchange of Certificates.  {tc \l2 "      IV.2  Exchange
of Certificates.  }

          (a) Exchange Fund. At the Effective Time, Acquiror shall deposit, or cause to be deposited, with a bank or trust company designated by Acquiror (the "Exchange Agent"), for the benefit of the former holders of shares of Company Common Stock, for exchange in accordance with this Article IV through the Exchange Agent, certificates representing shares of Acquiror Common Stock issuable pursuant to this Article IV as of the Effective Time and cash in an amount necessary to pay for fractional shares pursuant to Section 4.2(i), each in an aggregate amount sufficient to properly effect the conversion of Company Common Stock in accordance with this Article IV (such shares of Acquiror Common Stock and cash, together with any dividends or distributions with respect thereto, being referred to as the "Exchange Fund"). Thereafter, Acquiror shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of any former holders of shares of Company Common Stock who have not yet surrendered their shares of Company Common Stock for exchange, at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender, payable with respect to any shares of Acquiror Common Stock remaining in the Exchange Fund on such record date. The Exchange Agent shall, pursuant to irrevocable instructions from Acquiror, deliver cash in lieu of fractional shares, Acquiror Common Stock and any such dividends or distributions related to such Acquiror Common Stock in exchange for certificates theretofore evidencing Company Common Stock surrendered to the Exchange Agent pursuant to Section 4.2(c).

          (b) Letter of Transmittal. Promptly after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each record holder of a certificate or certificates representing shares of Company Common Stock immediately prior to the Effective Time (the "Certificates") whose shares are converted pursuant to Section 4.1(a) into the right to receive the Merger Consideration (i) a letter of transmittal for delivery of such Certificates to the Exchange Agent and (ii) instructions for use in effecting the surrender of such Certificates for the Merger Consideration.

          (c) Exchange Procedures. Acquiror shall cause the Exchange Agent to distribute to each former holder of shares of Company Common Stock, upon surrender to the Exchange Agent for cancellation of one or more Certificates, accompanied by an appropriate letter of transmittal, cash (rounded to the nearest cent) in lieu of fractional shares and certificates evidencing the appropriate number of shares of Acquiror Common Stock into which such shares of Company Common Stock were converted pursuant to the Merger and any dividends or other distributions related to shares of Acquiror Common Stock that such former holder of shares of Company Common Stock is entitled to receive pursuant to the provisions of this Article IV.

          (d) Distributions with Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions declared or made with respect to Acquiror Common Stock on or after the Effective Time shall be paid to the holder of any Certificate that is entitled to receive Acquiror Common Stock pursuant to Article IV until the holder of such Certificate shall surrender such Certificate. Subject to the effect of any escheat, tax or other applicable Laws, following surrender of any such Certificate, there will be paid from the Exchange Fund to the holder of the certificates evidencing shares of Acquiror Common Stock issued in exchange for Company Common Stock,
(i) promptly, the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Acquiror Common Stock.

          (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains unclaimed by the former holders of shares of Company Common Stock at the second anniversary of the Effective Time shall be delivered to Acquiror, upon demand, and any former holders of shares of Company Common Stock who have not theretofore complied with this Article IV shall, subject to applicable abandoned property, escheat and other similar Laws, thereafter look only to Acquiror for Acquiror Common Stock and any cash to which they are entitled.

          (f) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of Company Common Stock in accordance with the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration as set forth herein, but such holder shall be entitled to receive such consideration as shall be determined pursuant to the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such shares of Company Common Stock shall be treated as if they had converted as of the Effective Time into a right to receive the Merger Consideration and such shares shall no longer be Dissenting Shares.

          (g) Withholding of Tax. Each of Acquiror and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock (as defined below) such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code (as defined herein), or any provision of state, local or foreign Tax (as defined herein) Law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the former holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by Acquiror or the Exchange Agent, as the case may be.

          (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and the posting of any bond required by Acquiror in accordance with its policies and practices, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, Merger Consideration to which the holder may be entitled pursuant to this Article IV and any dividends or other distributions to which the holder thereof may be entitled pursuant to Section 4.2(d).

          (i) No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate or script representing fractional shares of Acquiror Common Stock will be issued to any holder of a Certificate entitled to receive a fractional share of Acquiror Common Stock but for this Section 4.2(i). All holders of Company Common Stock who otherwise would be entitled to receive a fraction share of Acquiror Common Stock shall be entitled to receive an amount in cash (rounded to the nearest cent) determined by multiplying such fraction (rounded to the nearest hundredth of a share) by the Average Closing Sales Price.

      IV.3  Options and Restricted Stock. {tc \l2 "   IV.3  Options
and Restricted Stock. }

          (a) At the Effective Time, each outstanding option to purchase Company Common Stock (a "Company Stock Option") issued pursuant to the Grove 2001 Stock Incentive Plan (the "Company Option Plan"), whether or not then exercisable, shall be converted into an immediately exercisable option (an "Acquiror Option") to purchase from Acquiror a number of shares of Acquiror Common Stock (with the result rounded up to the nearest whole share) equal to the number of shares of Acquiror Common Stock that equals the product of the Stock Exchange Ratio multiplied by the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, and the option exercise price per share of Acquiror Common Stock shall be adjusted to an amount (rounded up to the nearest full cent) equal to the option exercise price per share of Company Common Stock in effect immediately prior to the Effective Time divided by the Stock Exchange Ratio.

          (b) Promptly following the Closing Date, Acquiror shall file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 or such other appropriate form) covering all such shares of Acquiror Common Stock (or otherwise provide that there is in effect a registration statement on Form S-8 covering all such shares of Acquiror Common Stock) and shall cause any such registration statement to remain effective (and shall cause the prospectus or prospectuses relating thereto to remain compliant with applicable securities laws) for as long as there are outstanding any such options to purchase shares of Acquiror Common Stock or for as long as required under applicable securities laws.
          (c) With respect to any shares of restricted stock issued pursuant to the Company Option Plan (the "Restricted Shares") which are no longer subject to restrictions as a result of the occurrence of a "Section 8 Event" (as such term is defined in the Company Option Plan), any Registration Rights Agreement (as defined below) entered by the holder of such Restricted Shares shall contain a provision permitting the sale of a sufficient number in the market or otherwise of shares of Acquiror Common Stock received in the Merger in order to fully satisfy any liabilities for any Tax (as defined below) arising from the lapse of restrictions on such Restricted Shares, net of any amounts previously withheld in respect of such Tax.

      IV.4  Stock Transfer Books.  {tc \l2 "    IV.4  Stock Transfer
Books. }At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the cash and Acquiror Common Stock to which the holder may be entitled pursuant to this Article IV, together with any dividends or other distributions to which the holder thereof may be entitled pursuant to Section 4.2(d).


                             ARTICLE V

                   REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY{tc \l1 "   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES     OF THE COMPANY}

          The Company represents and warrants to Acquiror and Merger Sub that, except as set forth in the disclosure schedules delivered by the Company to Acquiror and Merger Sub simultaneously with the execution of this Agreement (the "Company Disclosure Schedule") (it being agreed and understood that (i) any matter set forth in any section of the Company Disclosure Schedule shall be deemed disclosed with respect to any such section of this Article V to which such matter logically relates, so long as the description of such matter contains sufficient facts to provide reasonable notice of the relevance of such matter and (ii) no reference to or disclosure of any item on the Company Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed on the Company Disclosure Schedule):

      V.1   Organization.  {tc \l2 "      V.1   Organization.  }
Section 5.1 of the Company Disclosure Schedule lists each Company Subsidiary (as defined herein). Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where failure to be so existing and in good standing or to have such power and authority would not be reasonably likely to have a Company Material Adverse Effect (as defined below). The Company and each of the Company Subsidiaries is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified, licensed and in good standing would not be reasonably likely to have a Company Material Adverse Effect. As used in this Agreement, "Company Material Adverse Effect" means an effect that is materially adverse to the business, financial condition or operations of the Company and the Company Subsidiaries, taken as a whole, but shall exclude any effect arising out of : (i) any change or development generally applicable to the industries and markets in which the Company and the Company Subsidiaries are involved; (ii) any change or development generally applicable to the United States or global economic conditions; (iii) any change or development resulting from the execution of this Agreement, the consummation of the transactions contemplated hereby or the public announcement hereof; or (iv) any change or development resulting from the failure of Acquiror to consent to any of the actions proscribed by Section 7.1.

      V.2 Authorization; Validity of Agreement. {tc \l2 " V.2 Authorization; Validity of Agreement. }The Company has the
requisite corporate power and authority to execute and deliver this Agreement, to perform all of its obligations hereunder and, subject to obtaining any necessary approval of its stockholders as contemplated by the provisions of this Agreement, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the board of directors of the Company (the "Company Board") and no other corporate action (except any required approval of the Company's stockholders in accordance with Delaware Law and except as otherwise set forth herein) on the part of the Company is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Acquiror and Merger Sub, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      V.3   Capitalization.  {tc \l2 "    V.3   Capitalization.  }

          (a) As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock"). As of March 18, 2002, there were (i) 4,945,000 shares of Company Common Stock issued and outstanding, and
(ii) no shares of Company Preferred Stock issued and outstanding. All the outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. As of March 18, 2002, (i) 263,158 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options, each with an exercise price of $7.92 per share, pursuant to the Company Option Plan and (ii) 555,556 shares of Common Stock were reserved for issuance pursuant to outstanding warrants, 277,778 of such warrants having an exercise price of $19.20 and 277,778 of such warrants having an exercise price of $24.20. Except as set forth above, there are no existing (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company to issue, transfer or sell any shares of capital stock or other equity interest in the Company or securities convertible into or exchangeable for such shares or equity interests; (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of the Company or (iii) voting trusts or similar agreements to which the Company is a party with respect to the Company Common Stock.

          (b) Neither the Company nor any Company Subsidiary owns any capital stock or other equity interest in any corporation, partnership, trust or other business association other than the Company Subsidiaries. The Company owns, either directly or indirectly through one or more Company Subsidiaries, 100% of the outstanding capital stock or other ownership interest(s) of each of the Company Subsidiaries.

      V.4 Consents and Approvals; No Violations{tc \l2 " V.4 Consents and Approvals; No Violations}. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the certificate of incorporation, by-laws or similar organizational documents of the Company or any Company Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any Company Subsidiary or (iii) any order, writ, judgement, injunction, decree, statute, law, ordinance, rule or regulation (collectively, "Law") applicable to the Company, any Company Subsidiary or any of their properties or assets, other than, in the case of clauses (ii) or
(iii), such violations, defaults, rights, liens, security interests, charges or encumbrances the effect of any of which would not be reasonably likely to have a Company Material Adverse Effect. No filing or registration with, or authorization, consent or approval of, any governmental entity or third party is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),
(ii) applicable filings under non-U.S. merger control and competition Laws, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any Company Subsidiary is qualified to do business, (iv) applicable requirements, if any, of "blue sky" Laws, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of any of which to be obtained or made would not be reasonably likely to have a Company Material Adverse Effect.

      V.5   Financial Statements. {tc \l2 "     V.5   Financial
Statements. } The Company has delivered or made available to Acquiror the audited consolidated balance sheets of the Company as of September 30, 2000 and September 29, 2001 and the related audited consolidated statements of operations, comprehensive income (loss), predecessor equity (deficit), and cash flows of the Company for the fiscal years ended October 2, 1999, September 30, 2000 and September 29, 2001 (collectively, the "Company Financial Statements"). The Company Financial Statements (i) have been prepared, in all material respects, in accordance with generally accepted accounting principles ("GAAP") (except as otherwise noted therein), applied on a consistent basis during the periods involved (except as therein noted), and (ii) present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as at their respective dates and for the periods then ended.

      V.6   No Undisclosed Liabilities; Borrowed Money Indebtedness.
{tc \l2 "   V.6   No Undisclosed Liabilities; Borrowed Money
Indebtedness. }

            (a) Except for liabilities and obligations (i) incurred in the ordinary course of business after September 29, 2001,
(ii) disclosed, reflected or reserved for in the Company Financial Statements, or (iii) incurred in connection with the transactions contemplated hereby or otherwise as contemplated by this Agreement, there are no material liabilities or obligations of the Company or the Company Subsidiaries that would be required to be reflected or reserved against in a consolidated balance sheet of the Company prepared in accordance with GAAP as applied in preparing the most recent consolidated balance sheet of the Company included in the Company Financial Statements.

          (b) Section 5.6(b) of the Company Disclosure Schedule lists all material Borrowed Money Indebtedness of the Company as of the date of this Agreement. For the purpose of this Agreement, "Borrowed Money Indebtedness" means all liabilities or obligations of the Company or any Company Subsidiary, whether primary or secondary or absolute or contingent: (A) for borrowed money, or (B) evidenced by notes, bonds, debentures or similar instruments, or (C) secured by mortgages or liens on any assets of the Company or any Company Subsidiary, but excluding lease financings, trade financings and any inter-company indebtedness.

      V.7   Absence of Certain Changes.  {tc \l2 "    V.7   Absence of
Certain Changes. }Except as (i) disclosed in the Company Financial Statements; or (ii) contemplated by this Agreement, from September 29, 2001 to the date hereof, the business of the Company and the Company Subsidiaries has been conducted only in the ordinary course and neither the Company nor any Company Subsidiary has:

          (a) suffered any change or development constituting a Company Material Adverse Effect;

          (b) amended its certificate of incorporation, by-laws or similar organizational documents;

          (c) except for the Company Option Plan, adopted any new employee benefit plan or amended any existing employee benefit plan to increase benefits thereunder, except as may have been required by applicable Law;

          (d) made any increase in the compensation, salaries or wages payable or to become payable to any employee, independent contractor or agent of the Company or any Company Subsidiary or granted, made or accrued any bonus or other benefit to any such person, except for normal merit and seniority raises and bonuses in amounts which are consistent with past practices;

          (e) experienced any labor dispute or disturbance, other than routine individual grievances which would not be reasonably likely to have a Company Material Adverse Effect;

          (f) declared, set aside or paid any dividend or other distribution in respect of Company capital stock;


          (g) redeemed, purchased or otherwise acquired any capital stock of the Company or any security relating thereto, or made any other payments to any stockholder of the Company in such person's capacity as a stockholder of the Company;

          (h) except in the ordinary course of business, acquired, sold, leased or disposed of any assets which, in the aggregate, are material to the Company and the Company Subsidiaries, taken as a whole;

          (i) other than intercompany debt, (i) incurred or assumed any long-term or short-term debt or issued any debt securities except for borrowings under existing lines of credit in the ordinary course of business or trade financings under existing agreements or entered into in the ordinary course of business; (ii) assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person except in the ordinary course of business in an amount not material to the Company and Company Subsidiaries, taken as a whole; (iii) made any material loans, advances or capital contributions to, or investments in, any other person other than in the ordinary course of business in an amount not material to the Company and Company Subsidiaries, taken as a whole; or
(iv) mortgaged or pledged any of their material assets, tangible or intangible, or created any material mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to any such material asset;

          (j) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the operation of the business of the Company and the Company Subsidiaries, taken as a whole;

          (k) acquired (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

          (l) adopted a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

          (m) authorized or entered into an agreement to do any of the foregoing.

      V.8   Employee Benefit Plans; ERISA.  {tc \l2 " V.8   Employee
Benefit Plans; ERISA.  }


          (a) Section 5.8(a) of the Company Disclosure Schedule sets forth a list of all material employee benefit plans (including but not limited to plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section 4001(b)(15) of ERISA for the benefit of employees or former employees of the Company and the Company Subsidiaries ("Benefit Plans") and all material employment and severance agreements with employees or former employees of the Company and the Company Subsidiaries ("Employee Agreements").

          (b) With respect to each Benefit Plan: (i) if intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), such plan has received a determination letter from the Internal Revenue Service stating that it so qualifies and that its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in all material respects in accordance with its terms and applicable Law; (iii) no claims (other than routine claims for benefits) are pending, or, to the knowledge of the Company, threatened that give rise to or might reasonably be expected to give rise to material liability on the part of the Company; and (iv) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that gives rise to, or might reasonably be expected to give rise to, any material liability on the part of the Company.

          (c) No Benefit Plan has incurred an accumulated funding deficiency, as defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived.

          (d) With respect to each Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), no such plan provides post-retirement medical or life insurance benefits with respect to current or former employees of the Company or any ERISA Affiliate (other than to the extent required by applicable Law or benefits the full cost of which is borne by the current or former employee or his beneficiary).

          (e) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).


          (f) The Merger shall not trigger any acceleration of benefits and the provision of special benefits to participants under either the Grove U.S. LLC (f/k/a Grove North America) Supplemental Executive Retirement Plan or the National Crane Corporation
Supplemental Executive Retirement Plan.

      V.9   Litigation.  {tc \l2 "  V.9   Litigation.  }Section 5.9 of
the Company Disclosure Schedule lists each material pending action, suit and proceeding involving the Company or any Company Subsidiary by or before any governmental entity or by any third party. As of the date hereof, there is no action, suit or proceeding (other than any action, suit or proceeding resulting from or arising out of this Agreement or the transactions contemplated hereby) pending or, to the knowledge of the Company, threatened, involving the Company or any Company Subsidiaries by or before any governmental entity or by any third party which, either alone or considered with all such other actions, suits or proceedings, would be reasonably likely to have a Company Material Adverse Effect.

      V.10  No Default; Compliance with Applicable Laws.  {tc \l2 "
      V.10 No Default; Compliance with Applicable Laws. }Neither the Company nor any Company Subsidiary is in default or violation of any term, condition or provision of (i) their respective certificates of incorporation, by-laws or similar organizational documents or (ii) to the knowledge of the Company, any Law applicable to the Company or any Company Subsidiary, excluding from the foregoing clause (ii), defaults or violations which would not be reasonably likely to have a Company Material Adverse Effect or which become applicable as a result of the business or activities in which Acquiror is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Acquiror. Notwithstanding the foregoing, this Section
5.10 shall not apply to Environmental Laws (as defined herein) and any permits required thereunder, which are exclusively the subject of the representations and warranties contained in Section 5.14.

      V.11  Taxes.  {tc \l2 " V.11  Taxes.  }

          (a)     The Company and each of the Company Subsidiaries has
(i) timely filed all Tax Returns (as defined herein) required to be filed by any of them on or prior to the date hereof (taking into account applicable extensions) and all such Tax Returns were true, correct and complete in all material respects when filed and (ii) paid or accrued (in accordance with GAAP) all Taxes (as defined herein) shown to be due on such Tax Returns other than such Taxes as are being contested in good faith by the Company or the Company Subsidiaries.

          (b) With respect to Taxes for which the Company or a Company Subsidiary is liable, there are no material federal, state, local or foreign audits, examinations, or deficiency or refund litigation pending and no Taxing Authority (as defined herein) has given written notice of the commencement of any audit, examination or deficiency or refund litigation with respect to Taxes of the Company or a Company Subsidiary.

          (c) With respect to Taxes for which the Company or a Company Subsidiary is liable, there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies.

          (d) The Company or a Company Subsidiary is not a party to any agreement providing for the allocation or sharing of Taxes.

          (e) There are no material liens for Taxes upon the assets of the Company or a Company Subsidiary that are not provided for in the Company Financial Statements, except liens arising as a matter of Law for current Taxes not yet due and liens for Taxes that are being contested in good faith.

          (f) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by any Taxing Authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Taxing Authority" shall mean the Internal Revenue Service and any other authority (whether domestic or foreign including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) responsible for the administration of any Tax. "Tax Return" shall mean any report, return, document, declaration or other information or filing, including any amendments thereto and related or supporting information, required to be supplied to any Taxing Authority with respect to Taxes.

      V.12  Personal Property.{tc \l2 "   V.12  Personal Property.}
The Company and each of the Company Subsidiaries has valid title to all of its personal property, free and clear of all liens, charges and encumbrances, except (i) liens for Taxes not yet due and payable, (ii) pledges to secure Borrowed Money Indebtedness, (iii) security interests associated with operating equipment leases and (iv) such other liens, charges, encumbrances and other imperfections of title, if any, as do not materially detract from the value of, or interfere with the present use of, the property affected thereby or which would not be reasonably likely to have a Company Material Adverse Effect.
To the knowledge of the Company, all leases pursuant to which the Company or any of the Company Subsidiaries lease material amounts of personal property are valid and effective in accordance with their respective terms, and there is not under any of such leases, an existing default or event of default (or event with which notice or lapse of time, or both, would constitute a default and in respect of which the Company or such Company Subsidiary has not taken adequate steps to prevent such a default from occurring) on the part of the Company or any Company Subsidiary or, to the knowledge of the Company, the other parties thereto, except where the lack of such validity and effectiveness or the existence of such default or event of default would not be reasonably likely to have a Company Material Adverse Effect.

      V.13  Intellectual Property.  {tc \l2 "   V.13  Intellectual
Property. }There are no pending or threatened material claims of which the Company or any of the Company Subsidiaries has been given written notice, by any person against the Company's or the Company Subsidiaries' use of any material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names and copyright registrations, patents and all applications therefor that are owned by the Company or one of the Company Subsidiaries and used in its operations as currently conducted (collectively, the "Company Intellectual Property"). To the knowledge of the Company, the Company or one of the Company Subsidiaries has such ownership of, or such rights by license, lease or other agreement to, the Company Intellectual Property as are necessary to permit the Company and the Company Subsidiaries to conduct their operations as currently conducted in all material respects. Such ownership or other rights of the Company and the Company Subsidiaries in the Company Intellectual Property are valid, enforceable and in good standing in all material respects and there are no material equitable defenses to enforcement based on any act or omission by the Company or any Company Subsidiary. To the knowledge of the Company, no third party is infringing on the Company Intellectual Property.




      V.14  Environmental Laws and Regulations. {tc \l2 "   V.14
      Environmental Laws and Regulations. }

          (a)     Definitions.  As used in this Agreement:

               (i) "Company Environmental Claim" shall mean any and all written administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, information requests, proceedings or notices of noncompliance or violation by any person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (A) the presence, or release into the environment, of any Environmental Hazardous Materials at any location, whether or not owned by the Company or any Company Subsidiary; or (B) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (C) any and all claims by any person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Hazardous Materials.

               (ii) "Environmental Hazardous Materials" shall mean: (A) any petroleum or petroleum products, radioactive materials, asbestos in any form, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) and radon gas; and (B) any chemicals, materials or substances which are now or ever have been defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmen-tal Law; and (C) any other chemical, material, substance or waste, exposure to which is now or ever has been prohibited, limited or regulated by any governmental authority.

               (iii) "Environmental Laws" shall mean all federal, state, local or foreign statutes, Laws, rules, ordinances, codes and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, drinking water, wildlife, plants, land surface or subsurface strata), including, without limitation, Laws and regulations relating to Environmental Releases or threatened Environmental Releases of Environmental Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Hazardous Materials.



               (iv)     "Environmental Permits" shall mean all
environmental, health and safety permits and governmental authoriza-tions.
               (v)      "Environmental Release" shall mean any
release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          (b) Compliance. Except as described in Section 5.14 of the Company Disclosure Schedule, the Company and each Company Subsidiary (i) to the knowledge of the Company, is in compliance with all applicable Environmental Laws in all material respects; and (ii) has not received any written communication that alleges that the Company or a Company Subsidiary is not in compliance in all material respects with applicable Environmental Laws.

          (c)     Environmental Permits.  Except as described in
Section 5.14 of the Company Disclosure Schedule, the Company and each Company Subsidiary has obtained all material Environmental Permits necessary for its operations, all such permits are in good standing in all material respects, and the Company and each of the Company Subsidiaries is in compliance in all material respects with all terms and conditions of such Environmental Permits.

          (d) Company Environmental Claims. Except as described in Section 5.14 of the Company Disclosure Schedule, there is no material Company Environmental Claim pending or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary or their respective assets or properties or, to the knowledge of the Company, against any person whose liability for any Company Environmental Claim the Company or any Company Subsidiary has retained or assumed contractually or against any real or personal property or operation which the Company or any Company Subsidiary owns, leases or manages.

          (e)        Environmental Releases.  Except as described
Section 5.14 of the Company Disclosure Schedule, to the knowledge of the Company, there have been no Environmental Releases of any Environmental Hazardous Material by the Company or any Company Subsidiary on real property owned, used, leased or operated by the Company or any Company Subsidiary, except for those which would not be reasonably likely to have a Company Material Adverse Effect or those which are expressly permitted by applicable Environmental Law.

          (f) CERCLA. Except as described in Section 5.14 of the Company Disclosure Schedule, to the knowledge of the Company, no material real property at any time owned, operated, used or controlled by the Company or any Company Subsidiary is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any comparable state list, and neither the Company nor any Company Subsidiary has received any written notice from any person under or relating to CERCLA or any comparable foreign, state or local Law.

          (g)     Off-Site Locations.  Except as described in Section
5.14 of the Company Disclosure Schedule, to the knowledge of the Company, no off-site location at which the Company or any Company Subsidiary has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list, except to the extent such disposal would not result in a material liability to the Company or any Company Subsidiaries, taken as a whole, and neither the Company nor any Company Subsidiary has received any written notice from any person, with respect to any off-site location, of any material liability of the Company or any Company Subsidiary or a written request for information from any person under or relating to CERCLA or any comparable foreign, state or local Law that is reasonably likely to result in a material liability to the Company or any Company Subsidiaries, taken as a whole.

      V.15  Contracts{tc \l2 "      V.15  Contracts}.  As of the date
of this Agreement, each of the contracts, agreements and understandings to which the Company or any Company Subsidiary is a party or by which any of their assets or operations may be bound and that is material to the business, properties, assets, liabilities, financial condition or results of the operations of the Company and the Company Subsidiaries, taken as a whole ("Company Agreements"), is a valid and binding obligation of the Company or a Company Subsidiary, as applicable, and, to the knowledge of the Company, the other parties thereto, enforceable in all material respects against the Company or a Company Subsidiary, as applicable, and, to the knowledge of the Company, the other parties thereto, in accordance with its terms. The Company or the applicable Company Subsidiary is not in breach or default in any material respect under any Company Agreements and, to the knowledge of the Company, there has not been any breach or default in any material respect of any Company Agreements by any party thereto (other than the Company or a Company Subsidiary).

      V.16  Real Property. {tc \l2 "      V.16  Real Property. }

          (a) Real Property. The parcels of real property identified on Section 5.16 of the Company Disclosure Schedule constitute all of the material real property owned, leased or managed by the Company or any Company Subsidiary and used in their respective businesses (the "Real Property"). Except as would not be reasonably likely to have a Company Material Adverse Effect, to the knowledge of the Company, the Real Property: (i) is not in possession of any adverse possessors; (ii) has direct access to and from a public road or street; (iii) is used in a manner which is consistent with and permitted by applicable zoning ordinances and other Laws without special use approvals or permits; (iv) is, and has been since the date of possession thereof by the Company or any Company Subsidiary, in the peaceful possession of the Company or such Company Subsidiary; (v) is served by all water, sewer, electrical, telephone, drainage and other utilities required for normal operations of the businesses of the Company or such Company Subsidiary; (vi) is not located in a flood plain, wetland or similar restricted area; and (vii) requires no material work or improvements to bring them into compliance with any applicable Law.

          (b) Notice. To the knowledge of the Company, there are no planned or contemplated public improvements which are reasonably likely to result in material special assessments against the Real Property or which may adversely affect the availability of utility service to the Real Property.

          (c)     Title.      The Company and each of the Company
Subsidiaries has valid title to all Real Property, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances, except (i) liens for Taxes not yet due and payable, (ii) mortgages and pledges to secure Borrowed Money Indebtedness, or (iii) such liens, charges encumbrances and other imperfections of title, if any, as do not materially detract from the value of, or materially interfere with the present use of, the property affected thereby. To the knowledge of the Company, all leases pursuant to which the Company or any of the Company Subsidiaries lease Real Property are valid and effective in all material respects in accordance their respective terms, and there is not, to the knowledge of the Company, under any of such leases, an existing material default or event of default (or event with which notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such Company Subsidiary has not taken adequate steps to prevent such a default from occurring).

      V.17  Labor Matters.  {tc \l2 "     V.17  Labor Matters.
}Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization as of the date hereof. As of the date hereof, neither the Company nor any Company Subsidiary is the subject of any material proceeding asserting that the Company or any Company Subsidiary has committed an unfair labor practice or seeking to compel the Company or any Company Subsidiary to bargain with any labor union or labor organization. Neither the Company nor any Company Subsidiary has during the last twenty-four (24) months prior to the date hereof been the subject of any pending or, to the knowledge of the Company, threatened labor strike, dispute, walkout, work stoppage, slow-down, or lockout or organizational activity involving the Company or any Company Subsidiary. Excepted from the representations in the immediately preceding two sentences are any (i) proceeding or (ii) labor strike, dispute, walkout, work stoppage, slow-down, lockout or organizational activity that would not be reasonably likely to have a Company Material Adverse Effect.

      V.18  Required Vote of Company Stockholders.  {tc \l2 "    V.18
      Required Vote of Company Stockholders. }The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock in favor of the approval and adoption of the Agreement and the Merger is the only vote of the holders of any of the Company's capital stock necessary in connection with consummation of the Merger (the "Stockholder Approval").

      V.19  Registration Statement; Proxy Statement/Prospectus.  {tc
\l2 " V.19 Registration Statement; Proxy Statement/Prospectus. }The information to be supplied by the Company expressly for inclusion in the Registration Statement (as defined herein), shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by the Company or required to be supplied by the Company for inclusion in the Proxy Statement (as defined herein) included in the Registration Statement shall not, on the date the Proxy Statement is first mailed to the Company's stockholders and, if applicable, at the time of the Company stockholders meeting to approve the Merger and this Agreement (the "Company Stockholders Meeting"), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Company Stockholders Meeting that has become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty or covenant with respect to any information supplied by Acquiror or Merger Sub that is contained in any of the foregoing documents.

      V.20  Reorganization.  {tc \l2 "    V.20  Reorganization.  }To
the knowledge of the Company, it has not taken any action or failed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      V.21  Insurance.{tc \l2 "     V.21  Insurance.}  Section 5.21 of
the Company Disclosure Schedule lists each insurance policy currently maintained by the Company that covers the assets and operations of the Company and the Company Subsidiaries. With respect to each such insurance policy, the policy is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies and, except for policies that have expired under their terms in the ordinary course, is in full force and effect.

      V.22  Product Matters.{tc \l2 "     V.22  Product Matters.}  To
the knowledge of the Company, there are no material defects in design, construction or manufacture of products currently manufactured, assembled, distributed or sold by the Company or any Company Sub-sidiary which would have a material adverse effect on the performance of such products or create a materially unusual risk of injury to person or property. Since March 1, 1995, none of the products manufactured, assembled, distributed or sold by the Company or any Company Subsidiary has been the subject of any replacement, field fix, retrofit, modification or recall campaign conducted by the Company or any Company Subsidiary. The products manufactured, assembled, distributed or sold by the Company and the Company Subsidiaries have been designed and manufactured so as to meet and comply with all standards and specifications imposed under applicable Law.

      V.23  Brokers or Finders.  {tc \l2 "      V.23  Brokers or
Finders. }Except for Salomon Smith Barney Inc., no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company or any Company Subsidiary.


                             ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF
                  ACQUIROR AND MERGER SUB{tc \l1 "    ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF    ACQUIROR AND
MERGER SUB}

          Acquiror and the Merger Sub (together, the "Acquiror Companies"), jointly and severally, represent and warrant to the Company that, except as set forth in the disclosure schedule delivered by the Acquiror Companies to the Company simultaneously with the execution of this Agreement (the "Acquiror Disclosure Schedule") (it being agreed and understood that (i) any matter set forth in any section of the Acquiror Disclosure Schedule shall be deemed disclosed with respect to any such section of this Article VI to which such matter logically relates, so long as the description of such matter contains sufficient facts to provide reasonable notice of the relevance of such matter and (ii) no reference to or disclosure of any item on the Acquiror Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed on the Acquiror Disclosure Schedule):

      VI.1  Organization.  {tc \l2 "      VI.1  Organization.  }Each
of the Acquiror Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not be reasonably likely to have an Acquiror Material Adverse Effect. Each of the Acquiror Companies is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not be reasonably likely to have an Acquiror Material Adverse Effect. As used in this Agreement, "Acquiror Material Adverse Effect" means an effect that is materially adverse to the business, financial condition or operations of Acquiror and its subsidiaries, taken as a whole, but shall exclude any effect arising out of: (i) any change or development generally applicable to the industries and markets in which Acquiror and its subsidiaries are involved; (ii) any change or development generally applicable to the United States or global economic conditions; (iii) any change or development resulting from the execution of this Agreement, the consummation of the transactions contemplated hereby or the public announcement thereof; or (iv) any change or development resulting from the failure of the Company to consent to any of the actions proscribed by Section 8.1.

      VI.2 Authorization; Validity of Agreement. {tc \l2 " VI.2 Authorization; Validity of Agreement. }Each of the Acquiror
Companies has full corporate power and authority to execute and deliver this Agreement, to perform all of its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of the Acquiror Companies of this Agreement, and the consummation of the transactions contem-plated hereby, have been duly authorized by the boards of directors of each of the Acquiror Companies and the stockholders of Merger Sub and no other corporate action on the part of either of the Acquiror Companies is necessary to authorize the execution and delivery of this Agreement and the consummation by either of the Acquiror Companies of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Acquiror Companies and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of the Acquiror Companies, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      VI.3  Capitalization.  {tc \l2 "    VI.3  Capitalization.  }

          (a) The authorized capital stock of Acquiror consists of 75,000,000 shares of Acquiror Common Stock, and 3,500,000 shares of preferred stock, par value $0.01 per share ("Acquiror Preferred Stock"). As of March 14, 2002, (i) 24,287,219 shares of Acquiror Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL; attached to each share of Acquiror Common Stock outstanding is four-ninths of a right (an "Acquiror Right") to purchase Acquiror Common Stock pursuant to the terms of a Rights Agreement, dated as of August 5, 1996, between Acquiror and First Chicago Trust Company of New York, as Rights Agent, as amended (the "Acquiror Rights Agreement"); (ii) 12,459,263 shares of Acquiror Common Stock were held in the Treasury of Acquiror; (iii) 1,542,754 shares of Acquiror Common Stock were subject to issuance pursuant to outstanding employee and director stock options issued pursuant to Acquiror's stock option plans and
(iv) 22,000 restricted shares of Acquiror Common Stock had been authorized for issuance by the board of directors of Acquiror under The Manitowoc Company, Inc. 1995 Stock Plan. As of the date of this Agreement, no shares of Acquiror Preferred Stock are issued and outstanding. Except pursuant to this Agreement and as set forth in clause (iii) above, as of the date of this Agreement, there are no options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating Acquiror to issue, transfer or sell any shares of capital stock or other equity interest in Acquiror or securities convertible into or exchangeable for such shares or equity interests, nor are there any contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any capital stock of Acquiror or any voting trusts or similar agreements to which Acquiror is a party with respect to the Acquiror Common Stock.

          (b) The authorized capital stock of Merger Sub consists of 3,000 shares of common stock, par value $1.00 per share, of which 1000 shares were issued and outstanding. All of the outstanding shares of capital stock of Merger Sub are owned beneficially and of record by Acquiror. All of the outstanding shares of Merger Sub's capital stock are duly authorized, validly issued, fully paid and nonassessable. There are no existing (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Merger Sub to issue, transfer or sell any shares of capital stock or other equity interest in the Merger Sub or securities convertible into or exchangeable for such shares or equity interests; (ii) contractual obligations of the Merger Sub to repurchase, redeem or otherwise acquire any capital stock of the Merger Sub or (iii) voting trusts or similar agreements to which the Merger Sub is a party with respect to the Merger Sub's common stock.

      VI.4 Consents and Approvals; No Violations. {tc \l2 " VI.4 Consents and Approvals; No Violations. } Except as set forth in
Section 6.4 of the Acquiror Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Acquiror or any subsidiary of Acquiror under, any provision of (i) the certificate of incorporation, by-laws or similar organizational documents of Acquiror or any subsidiary of Acquiror, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Acquiror or any subsidiary of Acquiror or (iii) any Law applicable to Acquiror, any subsidiary of Acquiror or any of their properties or assets, other than, in the case of clauses (ii) or (iii), such violations, defaults, rights, liens, security interests, charges or encumbrances the effect of any of which would not be reasonably likely to have an Acquiror Material Adverse Effect. No filing or registration with, or authorization, consent or approval of, any governmental entity or third party is required by or with respect to Acquiror or any subsidiary of Acquiror in connection with the execution and delivery of this Agreement or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) filings pursuant to the HSR Act,
(ii) applicable filings under non-U.S. merger control and competition Laws, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any Company Subsidiary is qualified to do business, (iv) applicable requirements, if any, of "blue sky" Laws, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of any of which to be obtained or made would not be reasonably likely to have a Acquiror Material Adverse Effect.

      VI.5  Reports.  {tc \l2 "     VI.5  Reports.  }Acquiror has
timely filed all forms, reports and documents (collectively, the "SEC Reports") required to be filed by it with the SEC since January 1, 1999. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), or the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), as the case may be, and none of the SEC Reports, at the respective times they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent superseded by a SEC Report filed subsequently but prior to the date hereof. The consolidated statements of financial position and the related consolidated statements of operations, stockholders' equity and cash flows (including, in each case, any notes thereto) of Acquiror included in the SEC Reports: (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (ii) have been prepared, in all material respects, in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q), applied on a consistent basis during the periods reported (except as therein noted); and (iii) present fairly the consolidated financial position, results of operations and cash flows of Acquiror and its consolidated subsidiaries as at their respective dates and for the periods then ended.

      VI.6  No Undisclosed Liabilities.  {tc \l2 "    VI.6  No
Undisclosed Liabilities.  }Except for liabilities and obligations
(i) incurred in the ordinary course of business after December 31, 2000; (ii) disclosed, reflected or reserved for in the SEC Reports; or
(iii) incurred in connection with the transactions contemplated hereby or otherwise as contemplated by this Agreement, there are no liabilities or obligations of Acquiror or any of its subsidiaries that would be required to be reflected or reserved against in a consolidated balance sheet of Acquiror prepared in accordance with GAAP as applied in preparing the most recent consolidated balance sheet of Acquiror included in the SEC Reports.

      VI.7  Absence of Certain Changes. {tc \l2 "     VI.7  Absence of
Certain Changes. } Except as (i) disclosed in the SEC Reports; or (ii) contemplated by this Agreement, from December 31, 2000 to the date hereof, the business of Acquiror and its subsidiaries has been conducted only in the ordinary course and:

          (a) neither Acquiror nor any of Acquiror's subsidiaries has suffered any change or development constituting an Acquiror
Material Adverse Effect;

          (b) Acquiror has not amended its certificate of incorporation, by-laws or similar organizational documents;

          (c) neither Acquiror nor any of Acquiror's subsidiaries has experienced any labor dispute or disturbance, other than routine individual grievances which would not be reasonably likely to have Acquiror Material Adverse Effect;

          (d) Acquiror has not (i) declared, set aside or paid any dividend or other distribution in respect of Acquiror capital stock, other than quarterly and annual dividends in the ordinary course, or
(ii) redeemed, purchased or otherwise acquired any capital stock of Acquiror or any security relating thereto, or made any other payments to any stockholder of Acquiror in such person's capacity as a stockholder of Acquiror, other than in connection with cashless exercises of options;

          (e) other than intercompany debt, neither Acquiror nor any of Acquiror's subsidiaries has (i) incurred or assumed any long-term or short-term debt or issued any debt securities except for borrowings under existing lines of credit in the ordinary course of business or trade financings under existing agreements or entered into in the ordinary course of business; (ii) assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person except in the ordinary course of business in an amount not material to Acquiror and its subsidiaries, taken as a whole;
(iii) made any material loans, advances or capital contributions to, or investments in, any other person other than in the ordinary course of business in an amount not material to Acquiror and its subsidiaries, taken as a whole; or (iv) mortgaged or pledged any of their material assets, tangible or intangible, or created any material mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to any such material asset other than in the ordinary course of business;


            (f) neither Acquiror nor any of Acquiror's subsidiaries has suffered any damage, destruction or loss, whether or not covered by insurance, which would be reasonably likely to have an Acquiror Material Adverse Effect;

          (g) neither Acquiror nor any of Acquiror's subsidiaries has acquired (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein which would be material to Acquiror and its subsidiaries taken as a whole;

          (h) Acquiror has not adopted a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

          (i) neither Acquiror nor any of its subsidiaries, as applicable, has authorized or entered into an agreement to do any of the foregoing.

      VI.8 Litigation. {tc \l2 " VI.8 Litigation. }As of the date hereof, there is no action, suit or proceeding (other than any action, suit or proceeding resulting from or arising out of this Agreement or the transactions contemplated hereby) pending or, to the knowledge of Acquiror, threatened, involving Acquiror or any subsidiary of Acquiror by or before any governmental entity or by any third party which, either alone or considered with all such other actions, suits or proceedings, would be reasonably likely to have an Acquiror Material Adverse Effect.

      VI.9  No Default; Compliance with Applicable Laws.  {tc \l2 "
      VI.9 No Default; Compliance with Applicable Laws. }Neither Acquiror nor any of its subsidiaries is in default or violation of any term, condition or provision of (i) their respective articles of incorporation, by-laws or similar organizational documents or (ii) to the knowledge of Acquiror, any Law applicable to Acquiror or any of its subsidiaries, excluding from the foregoing clauses (i) and (ii), defaults or violations that would not be reasonably likely to have an Acquiror Material Adverse Effect. Notwithstanding the foregoing, this
Section 6.9 shall not apply to Environmental Laws and any permits required thereunder, which are exclusively the subject of the representations and warranties contained in Section 6.10.

      VI.10 Environmental Laws and Regulations{tc \l2 "     VI.10
      Environmental Laws and Regulations}. (a) Each of Acquiror and its subsidiaries is in compliance with all Environmental Laws, except for non-compliance that would not be reasonably likely to have an Acquiror Material Adverse Effect, which compliance includes, but is not limited to, the possession by Acquiror or one of its subsidiaries of material permits and other material governmental authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof; and (b) neither Acquiror nor any of its subsidiaries has received notice of, and, to the knowledge of Acquiror, is not the subject of, any Environmental Claims that would be reasonably likely to have an Acquiror Material Adverse Effect.

      VI.11 Contracts. {tc \l2 "    VI.11 Contracts. } As of the date
of this Agreement, each of the contracts, agreements and understandings to which Acquiror or any of its subsidiaries is a party or by which any of their assets or operations may be bound and that is material to the business, properties, assets, liabilities, financial condition or results of the operation of Acquiror and its subsidiaries, taken as a whole ("Acquiror Agreements"), is a valid and binding obligation of Acquiror or its subsidiary, as applicable, and, to the knowledge of Acquiror, the other parties thereto, enforceable in all material respects against Acquiror or its subsidiary, as applicable, and, to the knowledge of Acquiror, the other parties thereto, in accordance with its terms, except where the failure to be valid, binding and enforceable would be reasonably likely to have an Acquiror Material Adverse Effect. Acquiror or its applicable subsidiary is not in breach or default in any material respect under any Acquiror Agreement and, to the knowledge of Acquiror, there has not been any breach or default in any material respect of any Acquiror Agreement by any party thereto (other than Acquiror or its subsidiary) that, in either case, would be reasonably likely to have an Acquiror Material Adverse Effect.

      VI.12 Registration Statement; Proxy Statement/Prospectus. {tc \l2 " VI.12 Registration Statement; Proxy Statement/Prospectus. }The information to be supplied by Acquiror or Merger Sub or required to be supplied by Acquiror or Merger Sub for inclusion in the Registration Statement, shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Acquiror or Merger Sub or required to be supplied by Acquiror or Merger Sub for inclusion in the Proxy Statement included in the Registration Statement shall not, on the date the Proxy Statement is first mailed to the Company's stockholders and, if applicable, at the time of the Company Stockholders Meeting, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Company Stockholders Meeting that has become false or misleading. Notwithstanding the foregoing, Acquiror and Merger Sub make no representation or warranty or covenant with respect to any information supplied by the Company that is contained in any of the foregoing documents.

      VI.13 Merger Sub's Operations. {tc \l2 " VI.13 Merger Sub's Operations. }Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not owned any assets, engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

      VI.14 Reorganization.  {tc \l2 "    VI.14 Reorganization.  }To
the knowledge of Acquiror, it has not taken any action or failed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      VI.15 Required Vote of Acquiror{tc \l2 " VI.15 Required Vote of Acquiror}. No vote of the holders of the capital stock of Acquiror is necessary in connection with the consummation of the Merger.

      VI.16 Financing.  {tc \l2 "   VI.16 Financing.  }Acquiror has,
or shall have, cash on hand and has entered into definitive financing commitments (true and correct copies of which have been delivered to the Company) (the "Financing Commitments") which together are sufficient to satisfy all of its obligations under this Agreement. Each of the Financing Commitments is valid, binding, and enforceable in all material respects against the parties in accordance with its terms. As of the date hereof, Acquiror has paid any and all fees due and payable under the Financing Commitments.

      VI.17 Brokers or Finders.  {tc \l2 "      VI.17 Brokers or
Finders. }Except for Deutsche Banc Alex. Brown, no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by the Acquiror or any of its affiliates.


                            ARTICLE VII

                     COVENANTS RELATING TO THE
            CONDUCT OF BUSINESS OF THE COMPANY{tc \l1 "     ARTICLE
VII                  COVENANTS RELATING TO THE  CONDUCT OF BUSINESS OF
THE COMPANY}


      VII.1 Interim Operations of the Company.  {tc \l2 "   VII.1
      Interim Operations of the Company. }Except (i) as contemplated by this Agreement; (ii) as disclosed in the Company Disclosure Schedule; or (iii) with the prior written consent of Acquiror, the Company covenants and agrees that between the date of this Agreement and the Effective Time, (x) the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary course and (y) the Company shall, and the Company shall cause each of the Company Subsidiaries to:

          (a) not amend its certificate of incorporation, by-laws or similar organizational documents;

          (b) not (i) split, combine or reclassify its capital stock; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, other than dividends and other distributions paid or payable solely to the Company; (iii) except in satisfaction of outstanding stock options or warrants or for grants of stock options or awards of restricted stock under the Company Option Plan in an amount not to exceed 55,000 shares, issue or sell any additional shares of capital stock (including shares of Company Common Stock), or any securities or rights convertible into, or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock; or (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (c) not (i) adopt any new Benefit Plan or materially amend any existing Benefit Plan to increase benefits thereunder, except as may be required by applicable Law or (ii) increase any compensation or enter into or materially amend any employment, severance, termination or similar agreement with any of its present or future officers or directors, other than increases in the ordinary course and consistent with past practices;

          (d) except as may be required or contemplated by this Agreement or in the ordinary course of business not acquire, not sell, lease or dispose of any assets which, in the aggregate, are material to the Company and the Company Subsidiaries, taken as a whole;

          (e) not (i) incur or assume any Borrowed Money Indebtedness except for (v) borrowings under the U.S. Facility in amounts which, when aggregated with all other amounts then owed under such facility, would not exceed the amount owed under such facility as of the date hereof including accrued interest not yet due and payable thereon, (w) borrowings under the German Facilities in amounts (including any overdraft amounts) which as of the Effective Time, when aggregated with all other amounts (including any overdraft amounts) then owed under such facilities would not exceed $5 million more than the aggregate amount owed under such facilities as of the date hereof (including any overdraft amounts) including accrued interest not yet due and payable thereon, or (x) trade financings under existing agreements or entered into in the ordinary course of business, (y) accrued interest not yet due and payable on any indebtedness of the Company or the Company Subsidiaries outstanding on the date hereof or permitted hereunder or (z) borrowings incurred to fund Company Transaction Costs (as defined below, without regard to the limitations of amount in such definition) which do not exceed $4,000,000 in the aggregate; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person except in the ordinary course of business in an amount not material to the Company and the Company Subsidiaries, taken as a whole; (iii) make any material loans, advances or capital contributions to, or investments in, any other person other than customer financings under existing agreements or entered into in the ordinary course of business; or (iv) mortgage or pledge any of its material assets, tangible or intangible, or create any material mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to any such material asset;

          (f) not acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

          (g) not adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

          (h) not authorize or enter into an agreement to do any of the foregoing;

          (i) use commercially reasonable efforts to preserve the business of the Company and the Company Subsidiaries intact, to retain the services of key management and to preserve the goodwill of suppliers, customers, employees and others having business relationships with the Company and the Company Subsidiaries;

          (j)     comply in all material respects with all applicable
Laws; or

          (k) timely and properly file all tax returns which are required to be filed, and pay or make provision for the payment of all Taxes owed by the Company and the Company Subsidiaries.


For the purposes of this Agreement:

     (i) "U.S. Facility" shall mean the Revolving Credit Agreement, dated as of September 25, 2001, by and among Grove Worldwide, Inc. ("Grove Worldwide"), the subsidiaries of Grove Worldwide listed on the signature pages thereof, Grove Holdings, Inc, as a guarantor, the Company, as a guarantor, the Lenders (as defined therein) and The Chase Manhattan Bank, as amended from time to time, and any facilities entered into in replacement of such facility or in connection with the refinancing of such facility; and

     (ii) "German Facilities" shall mean (i) the Commerzbank Facility Letter, dated September 11, 2000, between Commerzbank AG, Deutsche Grove GmbH, Grove Worldwide Holdings GmbH and Grove Worldwide LLC, as amended from time to time (and any facilities entered into in replacement of such facility or in connection with the refinancing of such facility), and (ii) the Deutsche Bank Facility Letter, dated November 14, 2000, between Deutsche Bank AG, Deutsche Grove GmbH, Grove Worldwide Holdings GmbH and Grove Worldwide LLC, as amended from time to time (and any facilities entered into in replacement of such facility or in connection with the refinancing of such facility).


                            ARTICLE VIII

                  COVENANTS RELATING TO CONDUCT OF
                   BUSINESS OF ACQUIROR{tc \l1 "      ARTICLE VIII
                  COVENANTS RELATING TO CONDUCT OF    BUSINESS OF
ACQUIROR}

      VIII.1 Interim Operations of Acquiror. {tc \l2 " VIII.1 Interim Operations of Acquiror. }Except (i) as contemplated by this Agreement; (ii) as disclosed in the Acquiror Disclosure Schedule; or (iii) with the prior written consent of the Company, Acquiror covenants and agrees that between the date of this Agreement and the Effective Time, the business of Acquiror and its subsidiaries shall be conducted only in the ordinary course and:

          (a) Acquiror shall not amend its certificate of incorporation, by-laws or similar organizational documents in a manner that adversely affects the rights of holders of Company Common Stock;

          (b) Acquiror shall not (i) split, reclassify or combine its capital stock; (ii) other than in the ordinary course, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (iii) other than on a Form S-8, file any registration statement (or similar document) to issue or sell in a registered offering any additional shares of capital stock, or securities, or rights convertible into, or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock, unless holders of Company Common Stock are given the reasonable opportunity to sell in such offering such shares of Acquiror Common Stock to be issued to such holder in the Merger as if such shares of Acquiror Common Stock had been issued to such holder and the terms of the Registration Rights Agreement were effective and applied to such offering at such time; or (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, other than in connection with cashless exercises of options;

          (c) unless such transaction could not be reasonably expected to adversely affect (i) the ability of the parties to consummate the Merger or (ii) the economic benefits to be received by holders of Company Common Stock pursuant to the Merger, neither Acquiror nor any of its subsidiaries may, except as may be required or contemplated by this Agreement or in the ordinary course of business, acquire, sell, lease or dispose of (by means of merger or otherwise) any assets which, in the aggregate, are material to Acquiror and its subsidiaries, taken as a whole;

          (d) unless such transaction could not be reasonably expected to adversely affect (i) the ability of the parties to consummate the Merger or (ii) the economic benefits to be received by holders of Company Common Stock pursuant to the Merger, neither Acquiror nor any of its subsidiaries may acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

          (e) Acquiror may not adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Acquiror; or

          (f) neither Acquiror nor any of its subsidiaries, as applicable, may authorize or enter into an agreement to do any of the foregoing.


                             ARTICLE IX

                   ADDITIONAL AGREEMENTS{tc \l1 "     ARTICLE IX
                       ADDITIONAL AGREEMENTS}



      IX.1 Access and Information; Confidentiality. {tc \l2 " IX.1 Access and Information; Confidentiality. }(a) From the date of this Agreement to the Effective Time, to the extent permitted by applicable Law, Acquiror and the Company shall (i) afford to the other party and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives (collectively, the "Representatives") reasonable access during normal business hours upon reasonable prior notice to the properties, offices and other facilities of such party and its subsidiaries and to their books and records; and (ii) furnish to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of such party and its subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party. All information obtained by Acquiror, the Company or any of their Representatives pursuant to this
Section 9.1 shall be kept confidential in accordance with the letter agreement dated December 5, 2001, between Salomon Smith Barney Inc. (on behalf of Grove Worldwide Inc., a Delaware corporation) and Acquiror (the "Confidentiality Agreement").

          (b) The Company will retain material nonpublic information disclosed to it about Acquiror in strict confidence, will disclose such confidential information only to those of its Representatives who may need to know such information for purposes of facilitating the consummation of the transactions contemplated by this Agreement, and will use such confidential information and instruct its Representatives to use such confidential information only for the purpose of consummating the transactions contemplated by this Agreement. The Company acknowledges that Acquiror is a publicly traded company, and the Company is aware, and will advise its Representatives, that federal and state securities laws prohibit any person who has material, nonpublic information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

      IX.2  Meeting of Stockholders.  {tc \l2 " IX.2  Meeting of
Stockholders.  }

          (a) The Company shall, in accordance with applicable Law and its certificate of incorporation and by-laws, duly call, give notice of, convene and hold the Company Stockholders Meeting, for the purpose of considering the approval and adoption of this Agreement and the Merger as soon as practicable following the date on which the Registration Statement becomes effective; provided, however, that the Company may, in its sole discretion, determine not to call, give notice of or convene the Company Stockholders Meeting if the Company takes action to allow the stockholders of the Company to act by written consent in lieu of the Company Stockholders Meeting to the extent permitted by the DGCL. Subject to the terms of Section 9.2(b), the Company Board shall recommend approval and adoption of this Agreement and the Merger by the Company stockholders and shall not withdraw or modify such recommendation in a manner adverse to Acquiror.

          (b) Notwithstanding the foregoing, the Company Board may at any time prior to the Effective Time (i) withdraw, modify or change any recommendation or declaration regarding this Agreement or the Merger or (ii) recommend and declare advisable any other offer or proposal, if in the reasonable good faith judgment of the Company Board, after having taken into account the advice of its legal counsel, the failure to so withdraw, modify or change its recommendation and declaration regarding this Agreement or the Merger or the failure to so recommend and declare advisable any other offer or proposal would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law.

      IX.3 Registration Statement; Proxy Statement. {tc \l2 " IX.3 Registration Statement; Proxy Statement. }

          (a) Proxy Statement. As promptly as practicable after the date of this Agreement, the Company and Acquiror shall prepare a proxy statement/information statement (together with all amendments and supplements thereto, the "Proxy Statement") relating to the Merger and this Agreement (and included in the Registration Statement as a prospectus) and furnish the information required to be provided to the stockholders of the Company pursuant to the DGCL. The Proxy Statement shall include the recommendation of the Company Board to the stockholders of the Company in favor of this Agreement and the Merger; provided, however, that the Company Board may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation in accordance with the provisions of Section 9.2(b); provided, further, that notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change shall not relieve the Company in any way whatsoever of its obligations under Sections 9.2 or 9.3 of this Agreement (other than the obligation to include the recommendation of the Company Board in favor of this Agreement and the Merger in the Proxy Statement).

          (b) Registration Statement. As promptly as practicable after the date of this Agreement, the Company and Acquiror shall prepare, and Acquiror shall file with the SEC, a registration statement on Form S-4 (together with all amendments and supplements thereto, the "Registration Statement"), in which the Proxy Statement shall be included as a prospectus, and Acquiror shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after filing.
Acquiror shall obtain and furnish the information required to be included in the Registration Statement and, after consultation with the Company, respond promptly to any comments made by the SEC with respect to the Registration Statement and cause the prospectus included therein, including any amendment or supplement thereto, to be mailed to the Company's stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC; provided, however that no amendment or supplement to the Registration Statement shall be made by Acquiror without consultation with the Company and its counsel. Acquiror shall promptly take any action required to be taken under foreign or state securities or "blue sky" Laws in connection with the issuance of Acquiror Common Stock in the Merger.

      IX.4  Appropriate Action; Consents; Filings.  {tc \l2 "    IX.4
      Appropriate Action; Consents; Filings.  }

          (a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Company and Acquiror shall each use their respective reasonable best efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, unless the Company Board has failed to make, withdrawn, modified or changed its recommendation and declaration regarding the Merger and this Agreement; (ii) obtain from any governmental authorities any actions, non-actions, clearances, waivers, consents, approvals, permits or orders required to be obtained by Acquiror, the Company or any of their respective subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; (iii) promptly make all necessary registrations and filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) any applicable federal or state securities Laws, (B) the HSR Act and any applicable non-U.S. merger control or competition Laws, and (C) any other applicable Law; provided, however, that Acquiror and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such filings and attachments to outside counsel for the non-filing party; (iv) furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable regulations of any governmental entity (including all information required to be included in the Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement; (v) avoid the entry of, or have vacated or terminated, any decree, order, or judgement that would restrain, prevent or delay the Closing, including, without limitation, defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (vi) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. No parties to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any governmental entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld. Without limiting this Section 9.4(a), Acquiror agrees to take any and all steps and to make any and all undertakings necessary to avoid or eliminate each and every impediment under any United States antitrust, merger control, competition, or trade regulation Law that may be asserted by any governmental entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event, no later than the Termination Date (as defined herein)), including, without limitation, proposing, negotiating, committing to, and effecting by consent decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of such assets or businesses of Acquiror (or its subsidiaries) or the Company (or its subsidiaries) or otherwise taking or committing to take actions that limit Acquiror's or its subsidiaries' freedom of action with respect to, or their ability to retain, any of the businesses, product lines or assets of Acquiror (or its subsidiaries) or the Company (or its subsidiaries) in each case, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing.

          (b) Prompt Notice. Each of the Company and Acquiror shall give prompt notice to the other of (i) any written notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any written notice or other communication from any governmental entity in connection with the Merger; (iii) any material litigation, relating to or involving or otherwise affecting the Company, Acquiror or their subsidiaries that relates to the consummation of the Merger; and (iv) any change or development that is reasonably likely to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

          (c) Third Party Notices and Consents. Each of the Company and Acquiror shall give (or will cause their respective subsidiaries to give) any notices to third persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third persons necessary to consummate the transactions contemplated by this Agreement.

      IX.5  Public Announcements.  {tc \l2 "    IX.5  Public
Announcements. }Acquiror and the Company shall consult with each other and will mutually agree upon any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, in the event the Company Board fails to make, withdraws, modifies or changes its recommendation and declaration regarding this Agreement as provided under Section 9.2(b) hereof, neither party will any longer be required to consult with, or obtain the agreement of, the other party in connection with any press release or public announcement.

      IX.6 Stock Exchange Listing. {tc \l2 " IX.6 Stock Exchange Listing. }Acquiror will use reasonable best efforts to cause the shares of Acquiror Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time.

      IX.7  Employee Benefit Plans. {tc \l2 "   IX.7  Employee Benefit
Plans. }

          (a) Benefits. Following the Effective Time and for so long as an Affected Employee (as defined below) remains in the employment of the Surviving Corporation or one of its subsidiaries, Acquiror shall either: (i) provide to each individual who is employed by the Company or any Company Subsidiary immediately prior to the Effective Time and who continues as an employee of the Surviving Corporation or one of its subsidiaries immediately following the Effective Time (each such employee, an "Affected Employee") benefits under the employee benefit plans, policies and arrangements in which such Affected Employee participated immediately prior to the Effective Time; or, in the alternative and at the discretion of Acquiror,
(ii) permit such Affected Employee to participate in, and provide to such Affected Employee benefits under, employee benefit plans, policies and arrangements that are substantially similar to those provided from time to time by Acquiror and its subsidiaries generally to their similarly situated employees. Nothing herein shall obligate Acquiror to maintain any specific Benefit Plan of the Company and the Company Subsidiaries following the Effective Time.


          (b) Eligibility for Benefits. Acquiror shall, or shall cause the Surviving Corporation to, give to each Affected Employee of the Company or of any Company Subsidiary credit for purposes of eligibility to participate, eligibility for early retirement, disability retirement, pre-retirement death benefits and vesting under any employee benefit plans, programs, policies or arrangements maint-ained by Acquiror, the Surviving Corporation or any ERISA Affiliate in which Affected Employees of the Company or any Company Subsidiary participate after the Effective Time for such persons' service with the Company or any Company Subsidiary (or any other employer to the extent credited by the Company) as though such prior service had been provided to Acquiror or any of its Subsidiaries.

          (c) Medical and Welfare Plan Obligations. Acquiror shall, or shall cause the Surviving Corporation to, (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods and service requirements with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such persons may be eligible to participate in after the Effective Time, other than limitations, waiting periods or service requirements that are already in effect with respect to such persons and that have not been satisfied as of the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such persons are eligible to participate in after the Effective Time.

      IX.8  Indemnification of Directors and Officers; Directors &
Officers Insurance.  {tc \l2 "      IX.8  Indemnification of Directors
and Officers; Directors & Officers Insurance.  }

          (a) Indemnification. From and after the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, indemnify and hold harmless the individuals who at or prior to the Effective Time were officers, directors, employees and agents of the Company or the Company Subsidiaries (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company or any of the Company Subsidiaries at any time at or prior to the Effective Time, but only to the extent the Company or any Company Subsidiary would be obligated to indemnify and hold harmless such Indemnitee under the terms of its certificate of incorporation, by-laws or similar organizational documents in effect on the date of this Agreement and as permitted by applicable Law. An Indemnitee shall have a right to participate in (but not control) the defense of any such matter with its own counsel and at its own expense. Notwithstanding the right of the Surviving Corporation to assume and control the defense of such litigation, claim or proceeding, such Indemnitee shall have the right to employ separate counsel and to participate in the defense of such litigation, claim or proceeding, and the Surviving Corporation shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses promptly after receipt of an invoice from such Indemnitee if (i) the use of counsel chosen by the Surviving Corporation to represent such Indemnitee would present such counsel with a conflict of interest or (ii) such Indemnitee shall have legal defenses available to it or to other Indemnitees which are different from, or in addition to, those available to the Surviving Corporation. The Surviving Corporation shall not settle any matter unless the terms of the settlement provide that the Indemnitee shall have no responsibility of the discharge of any settlement amount and impose no other obligations or duties on the Indemnitee and that the settlement discharges all rights against Indemnitee with respect to such matter. From and after the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, honor and not amend, repeal or otherwise modify in a manner that would adversely affect the rights of any Indemnitee all rights to indemnification, or exculpation, existing in favor of an Indemnitee (including, without limitation, rights relating to the advancement of expenses and indemnification rights to which such persons are entitled because of services as a director, officer, agent or employee of another entity at the request of the Company or any of the Company Subsidiaries) as provided under the applicable provision of the DGCL, the certificate of incorporation of the Company, the by-laws of the Company, or any indemnification agreement, in each case, as in effect on the date of this Agreement.

          (b) Liability Insurance. For a period of six (6) years after the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, maintain in effect directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's and the Company Subsidiaries' directors' and officers' liability insurance policies (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the present directors' and officers' liability insurance policies; provided, however, that Acquiror shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 175% of the per annum rate of premiums paid as of the date hereof by the Company and the Company Subsidiaries for such insurance; provided further, that if such insurance cannot be so maintained or obtained at such cost, Acquiror shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 175% of the current per annum premiums of the Company and the Company Subsidiaries for its directors' and officers' liability insurance.

          (c) Enforcement. Except as provided in Section 9.8(b) hereof, the obligations of Acquiror under this Section 9.8 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 9.8 applies without the consent of the affected Indemnitee (it being expressly agreed and understood that the Indemnitees and Insured Parties to whom this Section 9.8 applies shall be third party beneficiaries of this Section 9.8 and the provisions of this Section 9.8 shall be enforceable by each Indemnitee and/or Insured Party and the heirs and representatives of such persons and shall be binding on all successors and assigns of Acquiror, the Company and the Surviving Corporation). In the event Acquiror or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys a majority of its properties and assets to any person or entity then, and in each case, proper provision shall be made so that the successors, assigns and transferees of Acquiror or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 9.8.

      IX.9  Event Notices.  {tc \l2 "     IX.9  Event Notices.  }From
the date of this Agreement until the Effective Time, each party hereto will promptly notify the other party hereto of (i) the occurrence or nonoccurrence of any event of which it is aware the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied or
(ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 9.9 will cure any breach of any representation or warranty of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

      IX.10 Conveyance Taxes. {tc \l2 " IX.10 Conveyance Taxes. }Acquiror and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer and stamp taxes, (ii) any recording, registration and other fees, and (iii) any similar taxes or fees that become payable in connection with the transactions contemplated hereby. The taxes described above shall be paid by Acquiror.

      IX.11 No Solicitation.{tc \l2 "     IX.11 No Solicitation.}


          (a) The Company shall not, and shall cause the Company Subsidiaries and use its reasonable best efforts to cause the Company's officers, directors, employees, consultants, investment bankers, attorneys, accountants and other agents and representatives (collectively, the "Representatives") not to, directly or indirectly:
(i) encourage, solicit, initiate or facilitate the making of, or take any other action to facilitate any inquires or the making of, any proposal that constitutes or may reasonably be expected to lead to, any Competing Transaction (as defined below); (ii) participate in any way in discussions or negotiations with, or furnish or disclose any nonpublic information to, any person (other than Acquiror) (a "Third Party") in connection with any Competing Transaction; or (iii) enter into any agreement, letter of intent or similar document contemplating or otherwise relating to any Competing Transaction; provided, however, that this Section 9.11 shall not prohibit the Company, the Company Subsidiaries or the Representatives from:

               (A) participating in discussions or negotiations with, or furnishing or disclosing nonpublic information to, any Third Party in response to an unsolicited, bona fide and written proposal that constitutes, or may reasonably expected to lead to, a Competing Transaction that is submitted to the Company by such Third Party if:
(I) none of the Company, any Company Subsidiary or any of the Representatives shall have violated any of the provisions of this
Section 9.11; (II) the Company Board determines in good faith, after having taken into account the written advice of an independent nationally recognized financial adviser, that such Competing Transaction is reasonably likely to lead to a Superior Competing Transaction; (III) at least two (2) business days prior to participating in discussions or negotiations with, or furnishing or disclosing any nonpublic information to, such Third Party, the Company gives Acquiror written notice of the identity of such Third Party and of the Company's intention to participate in discussions or negotia-tions with, or furnish or disclose nonpublic information to, such Third Party, and the Company receives from such Third Party an executed confidentiality agreement containing terms no less restrictive than the terms of the Confidentiality Agreement; and (IV) at least two (2) business days prior to furnishing or disclosing any nonpublic information to such Third Party, the Company furnishes such information to Acquiror (to the extent such information has not previously been delivered or made available to Acquiror by the Com-
pany); or

               (B) approving, recommending and entering into a definitive agreement with respect to an unsolicited, bona fide and written proposal or offer for a Competing Transaction that is submitted to the Company if: (I) none of the Company, any of the Company Subsidiaries or any of the Representatives have violated any of the provisions of this Section 9.11; (II) the Company provides Acquiror with written notice at least two (2) business days prior to any meeting of the Company Board at which such Company Board will consider whether such Competing Transaction constitutes a Superior Competing Transaction; (III) the Company Board makes the determination necessary for such Competing Transaction to constitute a Superior Competing Transaction; and (IV) the Company does not enter into a definitive agreement with respect to such Competing Transaction at any time before the day that is the second business day after Acquiror receives written notice from the Company stating that the Company Board has determined such Competing Transaction constitutes a Superior Competing Transaction.

          (b) In addition to the obligations of the Company set forth in Section 9.11(a), the Company promptly shall advise Acquiror of any request for information relating to a Competing Transaction, or any inquiry, proposal, discussions or negotiation with respect to any Competing Transaction, and shall inform Acquiror of the terms and conditions of such request, inquiry, proposal, discussion or negotiation, and, if a proposal for a Competing Transaction is made, the identity of the Third Party proposing such Competing Transaction. The Company shall keep Acquiror fully informed of the status and general progress (including amendments or proposed amendments) of any such request, inquiry, proposal, discussions or negotiation with respect to a proposal for a Competing Transaction. The Company promptly shall provide to Acquiror any non-public information the Company provides to any Third Party in connection with any Competing Transaction that has not previously been provided to Acquiror.

          (c) The Company shall, and shall cause the Company Subsidiaries and its Representatives to, immediately cease any discussions or negotiations with any Third Parties that may be ongoing as of the date hereof with respect to any Competing Transaction. The Company immediately shall request each Third Party who has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such Third Party by or on behalf of the Company.

          (d) "Competing Transaction" shall mean any proposal or offer from any Third Party (in each case, whether or not in writing and whether or not delivered to the stockholders of the Company generally) relating to: (i) any direct or indirect acquisition or purchase of 50% or more of the assets of the Company or the Company Subsidiaries, taken as a whole; (ii) any tender offer or exchange offer that, if consummated, would result in any Third Party acquiring beneficial ownership of 50% or more of any class of equity security of the Company; or (iii) any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary, which is structured to permit such Third Party to acquire beneficial ownership of more than 50% of the assets of the Company and the Company Subsidiaries, taken as a whole, or more than 50% of any class of equity securities of the Company.

          (e) "Superior Competing Transaction" shall mean a bona fide written, fully-financed (which, for the purposes of this Agreement, in the case of a proposal requiring third-party financing, shall include the receipt of a commitment letter from a reputable Third Party capable of financing the transaction, subject to normal and customary conditions and exceptions), proposal made by such Third Party to acquire more than eighty percent (80%) of all of the issued and outstanding shares of Company Common Stock, whether pursuant to tender offer, merger, stock purchase or otherwise, or to acquire more than eighty percent (80%) of the properties and assets of the Company and the Company Subsidiaries, taken as a whole, in either case on terms and conditions that the Company Board determines in good faith is more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement, after taking into account (i) the written advice of an independent nationally recognized financial advisor, (ii) all the terms and conditions of such proposal (including, without limitation, any expense reimbursement provisions, termination fees and conditions) and (iii) the likelihood of such proposal being consummated.

     IX.12     Affiliates.  {tc \l2 "   IX.12     Affiliates.  }The
Company shall use its reasonable efforts to cause each of its directors and executive officers and any other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of the Company to deliver to Acquiror, prior to the Effective Time, a written agreement substantially in the form attached hereto at Exhibit A, executed by each of such persons.

     IX.13     No Implied Representations or Warranties;
Investigation.  {tc \l2 "     IX.13     No Implied Representations or
Warranties; Investigation.  }

          (a) No Implied Representations and Warranties. The parties hereby acknowledge and agree that no party is making any representation or warranty whatsoever, express or implied, except those representations and warranties explicitly set forth in this Agreement. Without limiting the generality of the foregoing, (i) except for the express representations and warranties made by the Company in Article V hereof, the Company makes no representation or warranty to Acquiror and Merger Sub with respect to: (A) any projections, estimates or budgets heretofore delivered to or made available to Acquiror or Merger Sub of future revenues, expenses or expenditures or future results of operations; or (B) any other information or documents (financial or otherwise) made available to Acquiror or Merger Sub or their counsel, accountants or advisers with respect to the Company and the Company Subsidiaries and (ii) except for the express representations and warranties made by the Acquiror Companies pursuant to Article VI hereof, the Acquiror Companies make no representation or warranty to the Company with respect to any information or documents (financial or otherwise) made available to the Company or any Company Subsidiary or the Company's counsel, accountants or advisers with respect to Acquiror and the Acquiror's subsidiaries.

          (b) Investigation. No investigation conducted by Acquiror and its Representatives of the business and affairs of the Company and the Company Subsidiaries, and no information obtained by Acquiror as a result thereof, shall in any manner affect the representations and warranties made by the Company pursuant to Article V of this Agreement. Likewise, no investigation conducted by the Company and its Representatives of the business and affairs of Acquiror and the Acquiror subsidiaries, and no information obtained by the Company as a result thereof, shall in any manner affect the representations and warranties made by the Acquiror Companies pursuant to Article VI of this Agreement.

     IX.14     Tax-Free Merger.  {tc \l2 "   IX.14     Tax-Free
Merger. }From the date of this Agreement to the Effective Time, no party shall take or fail to take any action, which action or failure would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Each of the Company, Acquiror and Merger Sub shall use its reasonable best efforts, and each agrees to cooperate with the other parties and provide one another with such documentation, information and materials as may be reasonably necessary, proper or advisable, to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Following the Merger, Acquiror shall not, and shall cause the Surviving Corporation not to, take (or fail to take) any action that would reasonably be expected to cause the Merger to fail to qualify as such a reorganization within the meaning of Section 368(a) of the Code.

     9.15 Lenders Consent{tc \l2 "9.15 Lenders Consent}. Acquiror shall use its best efforts to obtain as promptly as practicable all authorizations, consents and approvals from lenders under the Credit Agreement, dated as of May 9, 2001, among Acquiror, the lenders party thereto from time to time and Bankers Trust Company, as Administrative Agent (the "Credit Agreement") which are necessary for Acquiror's execution and delivery of, and the performance of its obligations under, this Agreement (the "Lenders Consent").


                             ARTICLE X

                    CLOSING CONDITIONS{tc \l1 "   ARTICLE X CLOSING
CONDITIONS}

     X.1  Conditions to Obligations of Each Party Under This
Agreement.  {tc \l2 "    X.1  Conditions to Obligations of Each Party
Under This Agreement. }The respective obligations of each party to effect the Merger and the other transactions contemplated hereby will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the party entitled to the benefit thereof, in whole or in part, to the extent permitted by applicable Law:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective in accordance with the provisions of the federal securities laws; no stop order suspending the effectiveness of the Registration Statement shall be in effect; and no proceedings for that purpose shall be pending before or threatened by the SEC. Additionally, the shares of the Acquiror Common Stock issuable to the Company stockholders shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law.

          (c) No Order. No court or governmental entity having jurisdiction over the Company or Acquiror shall have enacted, issued, promulgated, enforced or entered any Law that is then in effect and that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger substantially on the terms contemplated by this Agreement.
          (d) Regulatory Approvals. All applicable waiting periods under the HSR Act shall have expired or been terminated; and all applicable waiting periods under applicable non-U.S. merger control or competition Laws listed on Schedule 10.1(d) of the Company Disclosure Schedule shall have expired or been terminated (or, if applicable, all applicable approvals under such Laws listed on Schedule 10.1(d) of the Company Disclosure Schedule shall have been obtained).

     X.2  Additional Conditions to Obligations of the Acquiror
Companies.  {tc \l2 "    X.2  Additional Conditions to Obligations of
the Acquiror Companies. } The obligations of the Acquiror Companies to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived by the Acquiror Companies, in whole or in part, to the extent permitted by applicable Law:

          (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct as of such particular date as if made as of such particular date; provided, however, that if any of such representations and warranties shall not be true and correct as aforesaid, then this condition shall nevertheless be deemed satisfied if the failure of such representation and warranty to be true and correct shall not be reasonably likely to have a Company Material Adverse Effect. The Acquiror Companies shall have received a certificate of an executive officer of the Company, dated as of the Closing Date, to such effect.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing; provided, however, that notwithstanding the above, the Company shall have complied in all respects with the terms of Section 7.1(b) of this Agreement. The Acquiror Companies shall have received a certificate of an executive officer of the Company, dated the Closing Date, to such effect.

          (c) Dissenters. Dissenting Shares shall represent less than 30% of all outstanding shares of Company Common Stock as of the record date set for determining shares of Company Common Stock entitled to vote on approval of this Agreement.

          (d) Registration Rights Agreement. At the Closing, the Company shall deliver to Acquiror registration rights agreements substantially in the form attached hereto at Exhibit B (the "Registration Rights Agreement") executed on behalf of holders of at least 70% of the shares of Company Common Stock including shares underlying outstanding Company Stock Options.

          (e) Market Change. There shall have been no material adverse change to the syndication market for credit facilities similar in nature to the Incremental Senior Bank Financing (as defined in the Financing Commitments) contemplated in the Financing Commitments and there shall not have occurred and be continuing a disruption of or an adverse change in the financial, banking, capital or loan syndication markets that would have a material adverse effect on the syndication of the Incremental Senior Bank Financing as a result of which the Lenders (as defined in the Financing Commitments) do not provide the Incremental Senior Bank Financing.

          (f) Lenders Consent. Acquiror shall have received the Lenders Consent.

     X.3  Additional Conditions to Obligations of the Company.  {tc
\l2 "     X.3  Additional Conditions to Obligations of the Company.
}The obligations of the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

          (a) Representations and Warranties. Each of the representations and warranties of the Acquiror Companies contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made as of such time, except that to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct as of such particular date as if made as of such particular date; provided, however, that if any of such representations and warranties shall not be true and correct as aforesaid, then this condition shall nevertheless be deemed satisfied if the failure of such representation and warranty to be true and correct shall not be reasonably likely to have an Acquiror Material Adverse Effect. The Company shall have received a certificate of an executive officer of each of the Acquiror Companies, dated the Closing Date, to such effect.

          (b) Agreements and Covenants. The Acquiror Companies shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing. The Company shall have received a certificate of an executive officer of each of the Acquiror Companies, dated the Closing Date, to such effect.

          (c) Tax Opinion. The Company shall have received the opinion of its tax counsel, Skadden, Arps, Slate, Meagher & Flom (Illinois), dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom (Illinois) may rely upon and require such certificates of the Acquiror, the Company and Merger Sub and/or their officers it deems necessary in its reasonable discretion. The specific provisions of each such certificate shall be in form and substance reasonably satisfactory to such tax counsel rendering such opinion, and each such certificate shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.



                             ARTICLE XI

            TERMINATION, AMENDMENT AND EXPENSES{tc \l1 "    ARTICLE XI
                TERMINATION, AMENDMENT AND EXPENSES}

     XI.1 Termination. {tc \l2 " XI.1 Termination. }This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

          (a)  by mutual consent of Acquiror and the Company;

          (b) by Acquiror, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company hereunder shall be or become untrue, in any case such that the conditions set forth in
Section 10.2(a) or Section 10.2(b) would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within thirty (30) days, and the Company continues to exercise such reasonable efforts and the matter is cured within such thirty (30) day period, Acquiror may not terminate this Agreement under this Section 11.1(b);

          (c) by the Company, upon material breach of any covenant or agreement on the part of the Acquiror Companies set forth in this Agreement, or if any representation or warranty of the Acquiror Companies shall be or become untrue, in any case such that the conditions set forth in Section 10.3(a) or Section 10.3(b) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if such Terminating Acquiror Breach is curable by the Acquiror Companies through the exercise of their reasonable efforts within thirty (30) days, and the Acquiror Companies continue to exercise such reasonable efforts and the matter is cured within such thirty (30) day period, the Company may not terminate this Agreement under this Section 11.1(c);

          (d) by either Acquiror or the Company, if there shall be any order of a court or governmental entity having jurisdiction over a party hereto which is final and nonappealable permanently enjoining, restraining or prohibiting the consummation of the Merger, unless the party relying on such order has not complied with its obligations under Section 9.4;

          (e) by either Acquiror or the Company, if the Effective Time shall not have occurred on or before September 30, 2002 (the "Termination Date"); provided, further, that the right to terminate this Agreement under this Section 11.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a cause of, or resulted in, the failure of the Effective Time to occur before the Termination Date;

          (f) by either Acquiror or the Company, if the Company calls and holds a Company Stockholders Meeting and this Agreement and the Merger shall fail to receive the requisite approval of the stockholders of the Company at such Company Stockholders Meeting;

          (g) by either Acquiror or the Company, if the Company solicits the written consent of the stockholders of the Company to approve and adopt this Agreement and the Merger in lieu of calling the Company Stockholders Meeting and this Agreement and the Merger shall fail to receive the requisite approval of the stockholders of the Company at the expiration time for submitting such consents (it being agreed and understood that the Company shall have sole discretion to determine such expiration time for the submission of written consents);

           (h) by the Company, if the Company's Board shall have approved, recommended or endorsed any Superior Competing Transaction or resolved to do any of the foregoing in accordance with the provisions of Section 9.11 of this Agreement; or

          (i) by the Company, if, within 60 days from the date hereof, Acquiror shall not have obtained the Lender Consent and (i) delivered to the Company a certificate of an executive officer of Acquiror to such effect and (ii) irrevocably waived its condition to Closing set forth in Section 10.2(f).

     XI.2 Effect of Termination. {tc \l2 " XI.2 Effect of Termination. }Except (i) as provided in this Section 11.2, and
(ii) for the agreements contained in Section 11.5 and the Confidentiality Agreement, in the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void, and there will be no liability on the part of the Acquiror Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any willful breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

     XI.3 Amendment.  {tc \l2 "    XI.3 Amendment.  }This Agreement
may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for all or any of the Company Common Stock; (ii) alter or change any term of the certificate of incorporation of the Surviving Corporation; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect any holders of shares of Company Common Stock. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     XI.4 Waiver. {tc \l2 " XI.4 Waiver. }At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto; (b) waive any inaccuracies in the representations and warran-ties of the other party contained herein or in any document delivered pursuant hereto; and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 11.4, the Acquiror Companies will be deemed to be one party.

     XI.5 Fees and Expenses.{tc \l2 "   XI.5 Fees and Expenses.}

          (a) In the event that this Agreement shall be terminated by either party pursuant to Section 11.1(f) or Section 11.1(g) and, at the time of such termination, all conditions of the parties to consummate the Merger (other than the conditions set forth in Sections 10.1(b), 10.1(d) and 10.2(d)) have been fully satisfied, then the Company shall reimburse Acquiror for all reasonable fees, costs and expenses incurred by Acquiror in connection with the transactions contemplated by this Agreement, including, without limitation, filing fees paid by Acquiror to regulatory agencies, fees of Acquiror's investment bankers, consultants, financial advisers, legal counsel, accountants and other agents and representatives incurred in connection with the analysis and assessment of the transactions contemplated by this Agreement, the preparation and submission of indications of interest and a binding bid with respect to those transactions, and the negotiation and execution of, and preparation for the consummation of the transactions contemplated by, this Agreement, up to a maximum amount of $2,500,000 ("Acquiror Transaction

Costs"); provided, however, that the Company shall not be required to reimburse Acquiror for any Acquiror Transaction Costs if the Average Closing Sales Price for the 10 consecutive NYSE trading days prior to either (x) the Company Stockholders Meeting or (y) the expiration time for stockholder's of the Company to submit written consents in lieu of a meeting with regard to approving and adopting this Agreement and the Merger, as applicable, was less than $31.20. Promptly following such termination of this Agreement, Acquiror shall prepare and deliver to the Company a certificate executed by an officer of Acquiror certifying the amount of the Acquiror Transaction Costs. Within five
(5) business days of the Company's receipt of that certificate, the Company shall make a reimbursement payment to Acquiror in immediately available funds in an amount equal to the amount of the Acquiror Transaction Costs.

          (b) In the event that this Agreement shall be terminated by the Company pursuant to Section 11.1(i), then Acquiror shall reimburse the Company for all reasonable fees, costs and expenses incurred by the Company in connection with the transactions contemplated by this Agreement, including, without limitation, fees of the Company's investment bankers, consultants, financial advisers, legal counsel, accountants and other agents and representatives incurred in connection with the preparation for and evaluation of indications of interest and bids related to those transactions, and the negotiation and execution of, and preparation for the consummation of the transactions contemplated by, this Agreement ("Company Transaction Costs") up to a maximum amount of $2,500,000.

          (c)  In the event that this Agreement shall be terminated:

     (i) by the Company pursuant to Section 11.1(e) and, at or prior to such time, the Company Stockholders Meeting shall not have occurred and, from and after the date hereof and at or prior to the termination of this Agreement pursuant to Section 11.1(e), a proposal for a Competing Transaction shall have been received by the Company and, within nine (9) months after such termination, the Company enters into an agreement with respect to such proposal for a Competing Transaction;

     (ii) by either party pursuant to Sections 11.1(f) or 11.1(g) and, from and after the date hereof and at or prior to the time of the failure of the stockholders of the Company to approve and adopt the Merger and this Agreement, a proposal for a Competing Transaction shall have been received by the Company, and within nine (9) months after such termination, the Company enters into an agreement with respect to such proposal for a Competing Transaction; or

     (iii) by the Company pursuant to Section 11.1(h) then the Company shall pay Acquiror promptly (but in no event later than 5 business days after the occurrence of the event requiring such payment) a fee of $7,000,000
(less the amount of any reimbursement payment previously made by the Company to Acquiror pursuant to Section 11.5(a) of this Agreement) (the "Fee"), which amount shall be payable in immediately available funds.

          (d) Except as set forth in this Section 11.5, all expenses incurred by the parties hereto will be borne solely and entirely by the party which has incurred such expenses; provided, however, that Acquiror shall pay the expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees (including any HSR or non-U.S. merger control or competition Law filing fees) incurred in connection with the Registration Statement, the Proxy Statement and the transactions contemplated hereby.

          (e) In the event that a party shall fail to pay the Fee when due, the Fee shall be deemed to include the costs and expenses actually incurred or accrued by the party to whom the Fee is due (including, without limitation, reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 11.5, together with interest on such unpaid Fee, commencing on the date that the Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2%.

                            ARTICLE XII

                    GENERAL PROVISIONS{tc \l1 "   ARTICLE XII
                        GENERAL PROVISIONS}

     XII.1     Interpretation.  {tc \l2 "    XII.1     Interpretation.
}

          (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

          (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

          (c) The words "hereof", "hereby", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

          (d) The words "knowledge," or "known to," or similar terms, when used in this Agreement to qualify any representation or warranty, refers to the actual (and not imputed or constructive) knowledge or conscious awareness of certain specific facts or circumstances related to such representation or warranty of the persons in the Applicable Knowledge Group (as defined herein), without any further inquiry, investigation or due diligence on the part of any such person. For the purposes hereof, the "Applicable Knowledge Group" with respect to the Company shall be the executive officers of the Company listed in
Section 12.1(d) of the Company Disclosure Schedule. For the purposes hereof, the "Applicable Knowledge Group" with respect to the Acquiror Companies shall be the persons listed in Section 12.1(d) of the Acquiror Disclosure Schedule.

          (e) The word "subsidiary" shall mean any entity of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such entity is owned, directly or indirectly, by another entity or person. The words "Company Subsidiary" shall mean any subsidiary of the Company.

          (f) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

          (g) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

          (h) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     XII.2     Termination of Representations and Warranties.  {tc \l2
"    XII.2     Termination of Representations and Warranties.  }The
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will terminate at, and will have no further force and effect after, the Effective Time.

     XII.3     Notices.  {tc \l2 " XII.3     Notices.  }Any notice,
request, instruction or other document to be given hereunder by any party to another party shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next business day when sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier, as follows:

          (a)  If to either of the Acquiror Companies, to:

The Manitowoc Company, Inc.
500 South 16th Street
Manitowoc, WI 54221
(920) 683-8123 (telecopier)
(920) 683-8166 (telephone)
Attention:  Maurice D. Jones, General Counsel

with a copy to:

Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 271-3552 (telecopier)
(414) 277-5000 (telephone)
Attention:  Fredrick G. Lautz

          (b)  If to the Company, to:

Grove Investors, Inc.
1565 Buchanan Trail East
Shady Grove PA 17256-0021
(717) 593-5001 (telecopier)
(717) 593-5190 (telephone)
Attention: General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom (Illinois)
333 West Wacker Drive
Chicago, Illinois 60606
Attn:  Brian W. Duwe
(312) 407-0411 (telecopier)
(312) 407-0700 (telephone)



or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this section shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable Law.

     XII.4     Headings.  {tc \l2 "     XII.4     Headings.  }The
headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     XII.5     Severability.  {tc \l2 " XII.5     Severability.  }If
any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     XII.6     Entire Agreement.  {tc \l2 "  XII.6     Entire
Agreement. }This Agreement, including the Company Disclosure Schedules and the Acquiror Disclosure Schedules, and the Confidentiality Agreement constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

     XII.7     Assignment.  {tc \l2 "   XII.7     Assignment.  }This
Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but neither this Agreement, nor any of the rights, interests, or obligations hereunder shall be assigned by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties.

     XII.8     Parties in Interest{tc \l2 "  XII.8     Parties in
Interest}. This Agreement shall be, except as provided in Section 9.8(c), binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or will confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.




     XII.9     Failure or Indulgence Not Waiver; Remedies
Cumulative{tc \l2 " XII.9     Failure or Indulgence Not Waiver;
Remedies Cumulative}. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, agreement or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.
     XII.10    Governing Law{tc \l2 "   XII.10    Governing Law}.
This Agreement and the agreements, instruments and documents contemplated hereby will be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflicts of law provision thereof.


     XII.11    Counterparts{tc \l2 "    XII.11    Counterparts}.  This
Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.









     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GROVE INVESTORS, INC.



By:  __________________________
Name:
Title:


THE MANITOWOC COMPANY, INC.


By:  __________________________
Name:
Title:


GIRAFFE ACQUISITION, INC.



By:  __________________________
Name:
Title:










                                                          EXHIBIT A

                       GROVE INVESTORS, INC.
                         AFFILIATE LETTER


The Manitowoc Company, Inc.
500 South 16th Street
Manitowoc, WI 54221

Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Grove Investors Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").
Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 18, 2002 (the "Merger Agreement"), between the Company, The Manitowoc Company, Inc., a Wisconsin corporation ("Acquiror"), and Giraffe Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Acquiror ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger").

          As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of Acquiror (the "Acquiror Common Stock") in exchange for shares owned by me of common stock, par value $1.00 per share, of the Company (or upon the exercise of options for such shares of the Company).

          I hereby represent and warrant to, and covenant with, Acquiror that in the event I receive any Acquiror Common Stock as a result of the Merger:

     1. I shall not make any sale, transfer or other disposition of the Acquiror Common Stock in violation of the Securities Act or the Rules and Regulations.

     2. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Acquiror Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

     3. I have been advised that the issuance of Acquiror Common Stock to me pursuant to the Merger has been, or will be, registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, (i) I may be deemed to have been an affiliate of the Company and (ii) the distribution by me of the Acquiror Common Stock has not been registered under the Securi-ties Act, I may not sell, transfer or otherwise dispose of the Acquiror Common Stock issued to me in the Merger unless (x) such sale, transfer or other disposition has been registered under the Securities Act, (y) such sale, transfer or other disposition is made in conformity with Rule 145 (as such rule may be hereafter amended) of the Rules and Regulations, or (z) Acquiror shall have received either an opinion of counsel, which opinion and counsel shall be reasonably acceptable to Acquiror, or a "no action" letter obtained by me from the staff of the Commission, to the effect that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

     4. I understand that [, except as set forth in the Stock Restriction and Registration Rights Agreement, dated as of ________, 2002, between Acquiror and certain shareholders of the Company,] Acquiror is under no obligation to register the sale, transfer or other disposition of the Acquiror Common Stock by me or on my behalf under the Securities Act or, except as provided below, to take any other action necessary in order to make compliance with an exemption from such registration available.

     5. I also understand that there will be placed on the certificates for the Acquiror Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

     6. I also understand that unless the transfer by me of my Acquiror Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Acquiror reserves the right to place the following legend on the certificates issued to my transferee:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act or this Agreement. It is understood and agreed that such legends referred to above will be removed if
(i) evidence or representations satisfactory to Acquiror that the Acquiror Common Stock represented by such certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d) (as such rule may be hereafter amended),
(ii) Acquiror has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Acquiror, or a "no action" letter obtained by me from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to me, (iii) one year shall have elapsed from the date I acquired the Acquiror Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to me, or (iv) two years shall have elapsed from the date I acquired the Acquiror Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to me.

          By Acquiror's acceptance of this letter, Acquiror hereby agrees for so long as and to the extent necessary to permit me to sell the Acquiror Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Acquiror shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) furnish to me upon request a written statement as to whether Acquiror has complied with such reporting requirements during the 12 months preceding any proposed sale of the Acquiror Common Stock by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Acquiror hereby represents to me that it has filed all reports required to be filed with the Commission under
Section 13 of the Exchange Act during the preceding 12 months.

          This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This letter agreement shall terminate if and when the Merger Agreement is terminated according to its terms.

          Execution of this letter should not be considered an admissions on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

Very truly yours,










Accepted this ___ day of
____________, 2002 by


THE MANITOWOC COMPANY, INC.


By: __________________________
      Name:
      Title:




                                                         EXHIBIT B




        STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT

                    Dated as of _________, 2002

                           By and Among

                    The Manitowoc Company, Inc.

                                and

                      The Shareholders Listed

                   On The Signature Pages Hereto

                         TABLE OF CONTENTS



                                                                 Page

ARTICLE 1   DEFINITIONS  ........................................  2

ARTICLE 2   TRANSFER RESTRICTIONS;  REGISTRATION RIGHTS .......... 5

Section 2.1   Restrictions on Sale. .............................. 5

Section 2.2   Underwritten Offering............................... 7

Section 2.3   Piggyback Registration.   ........................  12

Section 2.4   Obligations of the Company in Connection with a

              Registration.  ..................................   16

Section 2.5   Information........................................ 20

Section 2.6   Indemnification and Contribution ...................21

Section 2.7   Assignment of Registration Rights   ..............  26

Section 2.8   "Market Stand-Off" Agreement   ...................  27

Section 2.9   Termination of Registration Obligation    ......... 27

ARTICLE 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE

              SHAREHOLDERS .......................................28

Section 3.1   Authority  .......................................  28

Section 3.2   Legend ............................................ 28

Section 3.3   Notification .......................................29

ARTICLE 4   MISCELLANEOUS ....................................... 29

Section 4.1   Successors and Assigns..............................29

Section 4.2   No Inconsistent Agreements ........................ 29

Section 4.3   Remedies  .......................................   30

Section 4.4   Governing Law  ..................................   30

Section 4.5   Counterparts....................................... 30

Section 4.6   Titles and Subtitles  ............................. 31

Section 4.7   Notices ............................................31

Section 4.8   Expenses   .......................................  31

Section 4.9   Amendments and Waivers............................. 32

Section 4.10  Severability....................................... 32

Section 4.11  Entire Agreement .................................. 32

Section 4.12  Survival of Representations, Warranties

               and Agreements...................................33

Section 4.13  Shareholders Representative........................ 33

        STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT

     THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (the

"Agreement") is made as of _______, 2002, by and among The

Manitowoc Company Inc. (together with its successors, the

"Company") and each of the shareholders of the Company listed on the signature pages hereof and such other shareholders of the

Company as may, from time to time, become parties to this Agreement in accordance with the provisions hereof (collectively, the

"Shareholders").

                             RECITALS

     WHEREAS, the Company and Grove Investors, Inc. ("Grove") are

parties to that certain Agreement and Plan of Merger dated as of

March 18, 2002 (the "Merger Agreement") pursuant to which a wholly owned subsidiary of the Company will merge with and into Grove (the

"Merger") and Grove will become a wholly owned subsidiary of the

Company and the Shareholders will acquire newly issued or treasury shares of Common Stock (as defined below); and

     WHEREAS, to induce the Shareholders to approve the Merger

Agreement and the transactions described therein, the Company wishes to grant to the Shareholders the right to cause the Company to register for resale certain shares of Common Stock issued and issuable to the Shareholders; and

     WHEREAS, to induce the Company to enter into this Agreement,

the Shareholders wish to make the representations and agree to the restrictions provided herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable

consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                             ARTICLE 1

                            DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings specified:

     "1933 Act": the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as shall be in effect at the time.

     "1934 Act": the Securities Exchange Act of 1934, as amended,

and the rules and regulations of the SEC thereunder, all as shall be in effect at the time.

     "Affiliate":  with respect to any specified Person, any other

Person that directly or indirectly, through one or more

intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Approved Underwriter": as defined in Section 2.2(b) hereof.

     "Broker": as defined in Section 2.1(b) hereof.

     "Business Day": any day other than Saturdays, Sundays and days on which banking institutions located in Wisconsin are authorized by law or other governmental action to be closed, unless there shall have been an offering of the Common Stock registered under the 1933 Act, in which case "Business Day" shall mean (a) if the

Common Stock is listed or admitted to trading on a national

securities exchange, a day on which the principal national

securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if the Common Stock is not so listed or admitted to trading, a day on which the New York Stock

Exchange is open for business.

     "Closing Date": the date on which the transactions

contemplated by the Merger Agreement are consummated in accordance with the terms thereof.

     "Common Stock": the common stock of the Company, par value

$.01 per share, and any class of securities issued in exchange therefor or into which the Common Stock is converted.

     "Demand": as defined in Section 2.2(a) hereof.

     "Fully Diluted Basis":  calculation of the number of

securities of the Company after giving effect to (x) all shares of

Common Stock then outstanding, (y) all shares of Common Stock issuable upon the exercise of any then outstanding option, warrant or similar right and (z) all shares of Common Stock issuable upon the exercise of any conversion or exchange right contained in any then outstanding security convertible into or exchangeable for shares of Common Stock.

     "Holder": any owner of Registrable Securities (including any

Shareholder) or any assignee thereof pursuant to Section 2.7 hereof.

     "Holders' Counsel": one counsel for the selling Holders, which counsel shall be selected by a majority in interest of all

participating Holders.

     "Person": an individual, a partnership, a limited liability partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization or a

government or any department or agency thereof.

     "Piggyback Registration": a registration of Registrable

Securities pursuant to Section 2.3 hereof.

     "Registrable Securities": (i) all shares of Common Stock that the Company issues to the Shareholders pursuant to the terms of the

Merger Agreement or issues upon exercise of any Acquiror Options

(as such term is defined in the Merger Agreement) issued to

Shareholders pursuant to the terms of the Merger Agreement;

(ii) all shares of Common Stock issued as (or issued upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares described in clauses (i) and (iii) hereof; and (iii) any shares of Common

Stock issued by way of a stock split of the shares described in the foregoing clauses (i) and (ii), excluding in all cases, however,

any shares of Common Stock which (x) have been disposed of pursuant to the terms of Section 2.1(b) or (y) are registered under an effective registration statement under the 1933 Act covering such

Registrable Securities.

     "Registration Expenses":  all expenses incident to the

Company's performance of, or compliance with, Sections 2.2 through

2.8 hereof, which shall include, without limitation, the following costs and expenses, whether or not the Company is otherwise

expressly required to pay such amounts in Sections 2.2 through 2.8 hereof: (i) all registration, filing and NASD fees, (ii) all stock exchange listing fees, (iii) all fees and expenses of complying with securities or blue sky laws, (iv) all word processing,

duplicating, printing and electronic filing expenses, (v) all messenger and delivery expenses, (vi) the fees and disbursements of

Company's counsel and the Company's independent public accountants,

including the expenses of any special audits or "cold comfort"

letters required by or incident to such performance and compliance,

(vii) premiums and other costs of policies of insurance (if any)

against liabilities arising out of the public offering of the

Registrable Securities being registered if the Company desires such insurance, (viii) any fees or disbursements of underwriters

customarily paid by issuers or sellers of securities, including 50%

of any underwriting discounts and commissions and transfer taxes,

if any, and (ix) any expenses incurred for any "road show" or other marketing efforts undertaken by the underwriters.

     "Resale Registration Period": the period commencing 90 days after the Closing Date and continuing for a period of 12 calendar months thereafter, or, if earlier, until the date on which Holders hold fewer than 500,000 shares of Registrable Securities.

     "Resale Registration Statement":  as defined in Section 2.2(a)

hereof.

     "SEC": the U.S. Securities and Exchange Commission.

     "SEC Reports":  all reports filed or to be filed by the

Company with the SEC during the two years preceding the date of this Agreement pursuant to Section 13(a) or 15(d) of the 1934 Act,

as such documents may have been amended or supplemented since the time of their filing, and including any such document filed with the SEC after the date hereof.

     "Shareholders Representative":  as defined in Section 4.13 hereof.

     "Suspension Event":  as defined in Section 2.2(d) hereof.

     "Suspension Notice":  as defined in Section 2.2(d) hereof.

     "Suspension Period":  as defined in Section 2.2(d) hereof.

                             ARTICLE 2

            TRANSFER RESTRICTIONS;  REGISTRATION RIGHTS

     Section 2.1  Restrictions on Sale.

          (a)  Transfer Restrictions Within Ninety Days of Closing

Date.  Each Shareholder covenants and agrees that, prior to the commencement of the Resale Registration Period, such Shareholder will not, whether or not then prohibited  by law or regulation,

sell, offer to sell, solicit offers to buy, dispose of, loan,

pledge or grant any option for the purchase of (collectively, a

"Disposition") the Registrable Securities, nor will such

Shareholder engage in any hedging transaction which would result in a Disposition of the Registrable Securities by the Shareholder.

Such prohibited hedging transaction would include, without

limitation, effecting any short sale (whether or not such short sale is against the box) of Registrable Securities or maintaining any short position in shares of Common Stock entered into

subsequent to the execution of the Merger Agreement.

          (b)  Transfer During Resale Registration Period.  During

the Resale Registration Period, if any Holder intends to effect a

Disposition of any Registrable Securities other than pursuant to an underwritten offering or a Piggyback Registration as described in

Sections 2.2 and 2.3, respectively, of this Agreement, such Holder shall effect such Disposition only through the broker selected by the Company from the list of pre-approved brokerage firms attached as Appendix A to this Agreement1 ("Broker") in secondary market transactions.  The Broker will comply with standing instructions that the aggregate volume of Registrable Securities to be sold by it during any calendar week may not exceed twenty-five percent

(25%) of the "average weekly trading volume" of the Company's publicly traded securities of the same class as the Registrable

Securities (the "Resale Threshold").  For this purpose, "average weekly trading volume" shall mean the average weekly trading volume of the relevant class of the Company's securities on the national securities exchange or over-the-counter market on which they trade,

calculated over the immediately preceding eight consecutive

calendar weeks but excluding any Registrable Securities sold pursuant to this Agreement.  If the Broker receives orders from

Holders for the sale of Registrable Securities in excess of the

Resale Threshold, then the Broker shall place and fill sale orders


1 Grove and the Company to agree on list of brokerage firms to be included on Appendix A.

of Holders pro rata based on the orders received or in such other manner as the Broker determines is fair and appropriate, until the applicable limitation is reached.

          (c)  Permitted Dispositions.  Notwithstanding the

foregoing, but subject to Section 2.7 hereof, the restrictions on

Dispositions provided in this Article 2 shall not be applicable to any Disposition (i) by a Shareholder to any Affiliate of such

Shareholder or (ii) by any Shareholder who is an individual, to a member of such Shareholder's immediate family, which shall include their spouse, siblings, parents, children or grandchildren.

     Section 2.2  Underwritten Offering.

          (a)  Demand Process.  At any time commencing 60 days from

the date hereof, the Shareholders Representative, on behalf of

Holders of at least 20% of the Registrable Securities to which this

Agreement then applies, may request in writing (a "Demand") that the Company prepare and file a registration statement to effect the registration for resale under the 1933 Act of all or part of each such Holders' Registrable Securities and to facilitate an

underwritten public offering of such Registrable Securities (the

"Resale Registration Statement").  Upon its receipt of the Demand,

the Company shall, subject to the provisions and limitations set forth in this Section 2.2:

               (i)      Within 5 days of receipt of the Demand,

give written notice of the Demand to all Holders; and

               (ii)     File as soon as practicable, but not later

than 30 days after receipt of the Demand, and use its best efforts to cause to become effective as soon as practicable thereafter, the

Resale Registration Statement registering for offer and sale in the underwritten offering all Registrable Securities requested to be registered by the Holders who submitted the Demand and all other

Registrable Securities for which Holders have requested such registration by written notice given to the Company within 20 days after the date on which the Company provided notice of the Demand to all Holders pursuant to the foregoing clause (i) of this

Section 2.2(a); provided that the Company shall have no obligation to proceed with the filing of the Resale Registration Statement unless Holders have requested to sell the lesser of: (A) eighty percent (80%) of all Registrable Securities then covered by this

Agreement; or (B) at least 500,000 shares of Registrable

Securities.  If fewer than such number of shares of Registrable

Securities is requested to be included in the underwritten

offering, then Holders shall not be deemed to have made a Demand and shall remain entitled to make a Demand during the Resale

Registration Period as described in this Section 2.2.

               If the number of shares of Registrable Securities

proposed for resale in such underwritten offering exceeds the amount that the Approved Underwriter determines is compatible with the success of the offering, then the number of shares of

Registrable Securities each Holder will be entitled to have

included in such underwritten public offering pursuant to this

Section 2.2 shall be determined under the allocation procedures described in Section 2.3(b) hereof.  Notwithstanding anything to the contrary in this Section 2.2(a), the Company shall not be obligated to file any Resale Registration Statement within 120 days following the completion of any Piggyback Registration under

Section 2.3 in which any Holder is permitted to sell any

Registrable Securities.

               Holders collectively shall be entitled to only one

Demand under this Agreement, and a registration shall not be deemed to constitute a Demand until the completion of any underwritten offering made in response to a Demand; provided, however, that a registration shall not constitute a Demand if (i) such registration constitutes a Piggyback Registration initiated by the Company in response to a Demand as provided in Section 2.2(c); or (ii) any and all shares of Common Stock sought to be included by Holders in such underwritten public offering are not included in such underwritten public offering as a result of the limitations included in Section

2.3(b).

          (b)  Underwriter.  The managing underwriter for any such

underwritten public offering shall be selected from the list of pre-approved underwriting firms attached as Appendix B to this

Agreement by the Holders of a majority of the Registrable

Securities proposed to be sold in such offering (such underwriter being, the "Approved Underwriter").2  All Holders who have timely indicated their intention to distribute their Registrable

Securities through such underwriting shall (together with the

Company) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting, such agreement to be satisfactory in substance and form to the Company, the

Shareholders Representative and the underwriter, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type,

including, without limitation, indemnities to the effect and to the extent provided in Section 2.6.  The Shareholders Representative may, on behalf of Holders of Registrable Securities to be

distributed by such underwriters, may, at their option, require that any or all of the representations and warranties by, and the


2 Grove and the Company to agree on list of underwriters to be included on Appendix B.

other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for the benefit of such

Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders.  Any such Holder shall not be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations and warranties contained in a writing furnished by such Holder expressly for use in such registration statement or agreements regarding such Holder, such Holder's

Registrable Securities and such Holder's intended method of

distribution.

          (c)  Conversion to Piggyback Registration.  Subject to

the restrictions included in Section 2.3(b), the Company shall have the right to sell newly issued or treasury shares in any

underwritten public offering pursuant to this Section 2.2.  The

Company shall indicate its election to so participate in such underwritten public offering by providing written notice of its intention to do so no later than ten Business Days following its receipt of a Demand.  If the Company elects to so participate in such underwritten public offering, then the underwritten public offering shall be deemed a Piggyback Registration subject to the provisions of Section 2.3 of this Agreement.

          (d)  Deferral or Suspension.  Notwithstanding the

foregoing, if the Company shall furnish to the Holders a

certificate signed by the chief executive officer of the Company (a

"Suspension Notice") stating that, in the good faith judgment of the Board of Directors of the Company, an event or condition has occurred and is continuing as a result of which publicly available information concerning the Company contains or would contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a "Suspension Event") and that disclosure of the Suspension Event at such time would be materially detrimental to the Company or its shareholders or that the Company is engaged in a material transaction which would be adversely affected in any material respect by the underwritten offering, then the Company may defer filing the Resale Registration

Statement for a reasonable period of time which shall be as short as practicable, but in any event not in excess of 90 days (a

"Suspension Period"); provided, however, that the Company may exercise its suspension rights under this Section 2.2(d) only one

(1) time during any 12 month period.  The parties agree that a

Suspension Event may include, and a Suspension Notice may be given with respect to, without limitation, a previously undisclosed proposed or pending material business transaction, the disclosure of which would have a material adverse effect on the Company's ability to consummate the transaction.  If the Company shall so postpone the filing of a registration statement, the Holders of

Registrable Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Securities that were to be registered to the Company within 15 days after receipt of the notice of postponement or, if earlier, the termination of such

Suspension Period;  provided, however, that if a request for registration is so withdrawn, holders of Registrable Securities will be precluded from making any Demand until the completion of the Suspension Period.  The Company shall not be entitled to initiate a Suspension Period unless it shall (A) to the extent permitted by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company.

          (e)  Expenses.  The Company shall bear and pay all

Registration Expenses in connection with the Resale Registration

Statement, whether or not such Resale Registration Statement becomes effective.

     Section 2.3  Piggyback Registration.

          (a)  Exercise.  If at any time after the Closing Date and

prior to the expiration of the Resale Registration Period, the

Company proposes to register any Common Stock under the 1933 Act

(other than (i) a registration relating solely to the sale of securities to participants in a Company stock plan, (ii) a

registration relating solely to a transaction described in Rule 145 under the 1933 Act, (iii) a registration on any form that may not be used for the Registrable Securities, (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered or (v) a registration on the Resale Registration

Statement), whether for its own account or for the account of any holder of securities, the Company shall promptly, but not later than 30 days prior to the initial filing of  such registration statement, give each Holder written notice of such registration setting forth the intended method of disposition, the maximum proposed offering price, commissions and discounts in connection therewith and other relevant information.  Upon the written request of any Holder given within 10 Business Days after the giving of such notice by the Company, the Company shall, subject to the provisions of this section, cause to be registered under the 1933

Act all of the Registrable Securities which such Holders request to be registered by inclusion of such Registrable Securities in the registration statement which covers the securities which the

Company proposes to register; provided, that if, at any time after giving written notice pursuant to this Section 2.3(a) of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection therewith,

the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each

Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any

Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in

connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any

Registrable Securities, for the same period as the delay in

registering such other securities.

          (b)  Underwriting; Limitation due to Marketing Factors.

If the Company at any time proposes to register any of its

securities under the 1933 Act as contemplated by this Section 2.3 and such securities are to be distributed by or through one or more underwriters, the Company will (i) enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6 hereof and (ii) if requested by any Holder as provided in Section 2.3(a) and subject to the provisions of this Section 2.3(b), arrange for such

underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be

distributed by such underwriters.  In connection with any

underwritten offering pursuant to a registered offering under

Section 2.2 or Section 2.3 hereof, the Company shall not be

required to include any of a Holder's Registrable Securities in such registration unless such Holder accepts the terms of the underwriting as agreed upon between the Company, the Shareholders

Representative and the underwriters thereof.  Notwithstanding the foregoing, no underwriting agreement (or other agreement in

connection with such offering) shall require any Holder of

Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such Holder expressly for use in the related registration statement or agreements regarding such Holder, such Holder's Registrable

Securities and such Holder's intended method of distribution and any other representation required by law.  Notwithstanding any other provision of Section 2.2 or this Section 2.3, if the Approved

Underwriter or the managing underwriter, as applicable, for any underwritten public offering to be effected pursuant to either said

Section shall advise the Company in writing that the number of shares of Common Stock sought to be included in such underwritten offering (including those sought to be offered by the Company,

those sought to be offered by Holders of Registrable Securities and those sought to be offered by other shareholders of the Company)

exceeds that number which is compatible with the success of the offering (said compatible number being referred to herein as the

"Maximum Number"), then the Maximum Number of shares of Common

Stock to be included in such underwritten offering shall be

allocated in the following order until the Maximum Number is fully allocated:

               (i)      Shares will first be allocated equally

between the Company and all Holders (taken together as a group) who have elected to sell Registrable Securities in the offering until either the total number of shares of Common Stock proposed to be sold by the Company has been reached or the aggregate number of

Registrable Securities proposed to be sold by all Holders has been reached;

               (ii)     Shares will next be allocated to either the

Company or to the Holders, as the case may be, until the total number of shares it/they propose to sell in the offering has been reached; and

               (iii)    Shares will then be allocated to all other

shareholders of the Company proposing to sell shares of Common

Stock in the underwritten offering, pro rata based on the number of shares of Common Stock proposed to be sold by each such

shareholder.

          If the number of shares of Registrable Securities to be

sold in the underwritten offering which are allocated to the selling Holders is less than the total number of Registrable

Securities proposed to be sold by such Holders, then the number of shares of Registrable Securities allocated for sale by Holders in the underwritten offering shall be allocated among the selling

Holders pro rata based on the number of shares of Registrable

Securities proposed to be sold in the underwritten offering by each such Holder.

          (c)  Expenses of Piggyback Registration.  The Company

shall bear and pay all Registration Expenses incurred in connection with a Piggyback Registration, whether or not such Piggyback

Registration becomes effective.

         (d)   Selection of Underwriters.  If Holders of Registered

Securities request to include any Registrable Securities in any

Piggyback Registration of Registrable Securities in the form of an underwritten offering, the Shareholders Representative and the

Company shall confer and cooperate in selecting the managing underwriters of such underwritten offering; provided, however that in the event the parties are unable to agree on a managing

underwriter, the Company shall determine the managing underwriter which shall be reasonably acceptable to the Shareholders

Representative.

     Section 2.4  Obligations of the Company in Connection with a

Registration.

     Whenever required hereunder to cause, or to use its best

efforts to effect, the registration of any Registrable Securities,

the Company shall, as expeditiously as reasonably possible (and in the case of Demands, within the time periods required by

Section 2.2(a)):

          (a)  Prepare and file with the SEC a registration

statement on the appropriate form to effect the registration of such Registrable Securities and use its best efforts to cause such registration statement to become effective and remain effective until the distribution contemplated in the registration statement has been completed; provided, that before filing such registration statement, the Company will furnish Holder's Counsel copies of all such documents proposed to be filed, which documents will be subject to the review and comments of such counsel.

          (b)  Prepare and file with the SEC such amendments and

supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statements.

          (c)  Furnish to the Holders and each underwriter, if any,

of the securities being sold by each seller of Registrable

Securities such numbers of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all schedules and exhibits), such numbers of copies of the prospectus included in such registration statement

(including each preliminary prospectus and any summary prospectus)

and any other prospectus filed under Rule 424 under the 1933 Act,

in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by sellers of such

Registrable Securities.

          (d)  Use its best efforts to register and qualify the

securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders and any underwriter, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions wherein it would not but for the requirements of this paragraph (d)

be obligated to be so qualified.

          (e)  Notify the Shareholders Representative at any time

when a prospectus relating thereto is required to be delivered under the 1933 Act upon the discovery that, or the happening of any

Suspension Event or any other event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, except during a Suspension Period,

at the request of any Holder, the Company will prepare and furnish to the Holders and each underwriter, if any, of the securities being sold by each seller of Registered Securities a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances then existing.

          (f)  Cause all such Registrable Securities to be listed

on each securities exchange or automated inter-dealer quotation system on which similar securities issued by the Company are then listed.

          (g)  Provide and cause to be maintained a transfer agent,

registrar and CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (h)  Use its best efforts to comply with all applicable

rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an

earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement,

which earnings statement shall satisfy the provisions of

Section 11(a) of the 1933 Act and Rule 158 thereunder and furnish to Holders' Counsel at least five Business Days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus, which documents will be subject to the review and comments of Holders' Counsel.

          (i)  Permit any Holder which, in such Holder's reasonable

judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the

reasonable judgment of such Holder, the Company and their

respective counsel should be included.

          (j)  Notify the Shareholders Representative in the event

of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, and (except during a Suspension Period)

use its best efforts to obtain the prompt withdrawal of such order.

          (k)  Use its best efforts to cause such Registrable

Securities to be registered with or approved by such other

governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such

Registrable Securities.

          (l)  Participate in and facilitate any marketing efforts

engaged in by underwriters in connection with the public offering of Registrable Securities, including, without limitation, upon reasonable notice from the underwriters, causing senior management of the Company to (i) participate in any "road show" or other selling efforts by the underwriters and (ii) take reasonable steps necessary to facilitate the success of such selling efforts.

     Section 2.5  Information.

          (a)  It shall be a condition precedent to the obligations

of the Company to take any action hereunder with respect to the

Registrable Securities of any Holder that such Holder furnish to the Company such information reasonably requested in writing by the

Company regarding itself, the Registrable Securities held by it,

and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable

Securities.

          (b)  In connection with the preparation and filing of

each registration statement under the 1933 Act pursuant to this

Agreement, the Company will give the Shareholders Representative and the Holders' Counsel (and their accountants), and underwriters for the participating Holders of Registrable Securities (and their counsel and accountants), if any, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, shall make available to each of them financial and other records and corporate documents and properties of the Company, and cause the Company's officers, directors,

employees and independent accountants to supply all other information reasonably requested by any such Person as shall be necessary, in the opinion of such Holders' Counsel and such

underwriters' respective counsel, to conduct a reasonable

investigation within the meaning of the 1933 Act.

          (c)  If any registration statement refers to any Holder

by name or otherwise as the holder of any securities of the

Company, then the Shareholders Representative shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to the relevant Holder, to the effect that the holding by such Holder of such securities is not to be

construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the 1933 Act, the deletion of the reference to such

Holder.

     Section 2.6  Indemnification and Contribution

     .  In the event any Registrable Securities are included in a registration statement hereunder:

          (a)  The Company will indemnify and hold harmless each

Holder, the officers, directors, partners and members of each

Holder, any underwriter (as defined in the 1933 Act) for such

Holder and each Person, if any, who controls such Holder or

underwriter within the meaning of the 1933 Act or the 1934 Act

(each, a "Company Indemnified Person"), against any losses, claims,

damages, or liabilities (joint or several) to which they or any of them may become subject under the 1933 Act, the 1934 Act or any other federal or state laws, or otherwise, whether direct or indirect, including without limitation any obligation to indemnify any underwriter against any such losses, claims, damages, or liabilities, in each case insofar as such losses, claims, damages,

or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations

(collectively a "Violation"):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, summary prospectus or final prospectus contained therein or any amendments or

supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any

violation or alleged violation by the Company of the 1933 Act, the

1934 Act, any state securities laws, or any rule or regulation promulgated under any of the foregoing, and the Company will pay to each Company Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with

investigating or defending any such loss, claim, damage, liability,

or action; provided, however, that the indemnity agreement

contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company,

which consent shall not be unreasonably withheld, nor shall the

Company be liable in any such case for any such loss, claim,

damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon, and in strict conformity with, written information furnished expressly for use in connection with such registration by any such Company

Indemnified Person.

          (b)  Each selling Holder, by requesting securities to be

covered by any registration statement hereunder, agrees to indemnify and hold harmless the Company, each of its directors,

each of its officers who has signed the registration statement and each Person, if any, who controls the Company within the meaning of the 1933 Act, (each, a "Holder Indemnified Person"), against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933

Act, the 1934 Act, or any other federal or state laws or otherwise,

insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation,

in each case to the extent (and only to the extent) that such

Violation occurs in reliance upon and in strict conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay,

as incurred, any legal or other expenses reasonably incurred by any

Holder Indemnified Person, in connection with investigating or defending any such loss, claim, damage, liability, or action;

provided, however, that the indemnity agreement contained in this

Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld; and provided further,

that, in no event shall any selling Holder's liability under this

Section 2.6(b) exceed the proceeds received by such Holder from the offering.

          (c)  Promptly after receipt by an indemnified party under

this Section 2.6 of notice of the commencement of any action

(including any governmental action), such indemnified party will,

if a claim in respect thereof is to be made against any

indemnifying party under this Section 2.6, deliver to the

indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and,

to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties;

provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate

counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the

indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.6 only to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this

Section 2.6.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d)  If the indemnification provided for in this

Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss,

liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim,

damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the

statements or omissions that resulted in such loss, liability,

claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the

indemnified party and the parties' relative intent, knowledge,

access to information, and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of paragraph (a) of this Section 2.6, and in no event shall the obligation of any indemnifying party to contribute under this paragraph (d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the

indemnification provided for under paragraphs (a) or (b) of this

Section 2.6 had been available under the circumstances.

          (e)  The Company and the Holders agree that it would not

be just and equitable if contribution pursuant to Section 2.6(d)

were determined by pro rata allocation (even if the Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph and any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or

defending any such action or claim.

          (f)  Notwithstanding the provisions of Section 2.6(d), no

Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such Holder,

the net proceeds received by such Holder from the sale of

Registrable Securities or (ii) in the case of an underwriter, the total price of which the Registrable Securities purchased by it and distributed to the public exceeds in any such case the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of the Violation giving rise to such loss, liability, claim, damage, or expense.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)

of the Securities Act) shall be entitled to contribution from any

Person who was not guilty of such fraudulent misrepresentation.

          (g)  The obligations of the Company and Holders under

this Section 2.6 shall survive the completion of any offering of

Registrable Securities in a registration statement hereunder, and otherwise.

     Section 2.7  Assignment of Registration Rights

     .  The rights to cause the Company to register Registrable

Securities pursuant hereto shall be automatically transferred upon a transfer of Registrable Securities in accordance with Section

2.1(c).  Any Person to whom such Registrable Securities have been transferred shall be required to exercise a counterpart to this

Agreement agreeing to be treated as a Holder of Registrable

Securities, whereupon such transferee shall have the benefits of, and shall be subject to, the terms of this Agreement as if such assignee had originally been a party hereto.

     Section 2.8  "Market Stand-Off" Agreement

     .  Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose of any Registrable Securities in a market transaction during the seven days prior to and 60 days following the effective date of a registration statement of the Company filed under the

1933 Act, but only if:

          (a)  The Holders are entitled under Section 2.2 or

Section 2.3 to participate in such registration (provided that such agreement shall not apply to any shares which are included in any such registration); and

          (b)  All officers and directors of the Company and

shareholders who beneficially own more than 5% of the Company's outstanding Common Stock (determined on a Fully Diluted Basis) and all other Persons with registration rights (whether or not pursuant to this agreement) enter into similar agreements.

          In order to enforce the foregoing covenant, the Company

may impose stop-transfer instructions with respect to the

Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) during the period in which such shares are restricted pursuant to this

Section 2.8.

     Section 2.9  Termination of Registration Obligation

     .  The Company's obligation to afford registration rights to any Holder pursuant to a Demand or a Piggyback Registration as provided in Section 2.2 and Section 2.3 of this Agreement shall expire at the expiration of the Resale Registration Period.

                             ARTICLE 3

   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS

     Each Shareholder hereby represents and warrants to, and

covenants with, the Company that:

     Section 3.1  Authority

     .  The Shareholder has full right, power, authority and

capacity to enter into this Agreement and to consummate the

transactions contemplated hereby, and upon execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by

applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements herein may be legally unenforceable.

     Section 3.2  Legend

     .  (a)  The Shareholder will not make any sale of the

Registrable Securities without complying with the provisions of this Agreement and without causing the prospectus delivery

requirements of the 1933 Act, if applicable, to be satisfied.  The

Shareholder acknowledges that the certificates evidencing the

Registrable Securities will bear a legend substantially as follows and that there may be times when the Company determines that the

Shareholder must suspend the use of the Resale Registration

Statement as provided elsewhere in this Agreement:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO

TRANSFER RESTRICTIONS IN ACCORDANCE WITH A STOCK RESTRICTION AND

REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE

CORPORATION.  THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR

ASSIGNED EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT."

         (b)   The Company shall remove the legend set forth in

Section 3.2(a) by delivery of substitute certificates without such legend if such legend is not required for the purposes of this

Agreement.

     Section 3.3  Notification

     .  The Holder will notify the Company promptly of the resale or other Disposition of any of its Registrable Securities, other than sales following the lapse or termination of all transfer restrictions provided in this Agreement, and the Holder will furnish any information reasonably requested by the Company to evidence compliance with this Agreement.

                             ARTICLE 4

                           miscellaneous

     Section 4.1  Successors and Assigns

     .  Except as otherwise provided herein, the terms and

conditions of this Agreement shall  inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is

intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights,

remedies, obligations, or liabilities under or by reason of this

Agreement, except as expressly provided in this Agreement.

     Section 4.2  No Inconsistent Agreements

     .  The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement, including, without limitation, entering into any agreement with any holder or

prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include such securities in any registration filed under Section 2.2 or

Section 2.3 hereof, unless the terms of such agreement with such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities which are included, or (ii) to make a demand registration where such registration statement is declared effective prior to within one hundred twenty (120) days of the effective date of any

registration effected pursuant to Section 2.2.

     Section 4.3  Remedies

     .  Any Person having rights under any provision of this

Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

The parties hereto agree and acknowledge that money damages may not be a complete and adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction

(without posting any bond or other security) for specific

performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

     Section 4.4  Governing Law

     .  This Agreement shall be governed by and construed under the laws of the State of Wisconsin, applicable to contracts made and performed in such state, disregarding such state's principles of conflicts of laws which would otherwise provide for the application of the substantive laws of another jurisdiction.

     Section 4.5  Counterparts

     .  This Agreement may be executed in two or more counterparts,

each of which shall be deemed an original, but all of which

together shall constitute one and the same instrument.

     Section 4.6  Titles and Subtitles

     .  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 4.7  Notices

     .  Unless otherwise provided, any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon the earliest of (i) the date of personal delivery to the party to be notified, (ii) the  date of facsimile delivery with a confirmation copy sent simultaneously by (A) registered or

certified mail, postage prepaid, or (B) overnight delivery with a nationally recognized overnight carrier, shipping charges prepaid

(iii) one Business Day after deposit for overnight delivery with a nationally recognized overnight courier, shipping charges prepaid,

or (iv) four days after deposit with the United States Post Office by registered or certified mail, postage prepaid. Such notices shall be addressed to the appropriate party to the attention of the person who executed this Agreement at the address and, as

appropriate, the facsimile number, set forth under such party's signature below (or to the attention of such other person or to such other address or facsimile number as such party shall have furnished to each other party in accordance with this Section 4.7).

     Section 4.8  Expenses

     .  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     Section 4.9  Amendments and Waivers

     .  Any term of this Agreement may be amended and the

observance of any term of this Agreement may be waived, only with the written consent of the Company and the Shareholders

Representative (with the written approval of holders of sixty six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding), provided that no such amendment or waiver shall be effective with respect to the rights of any Holder in respect of any registration effected prior to such amendment or waiver without the written consent of such Holder.  Except as provided in the preceding sentence, any amendment or waiver effected in accordance with this Section 4.9 shall be binding upon each Holder of any

Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.  Notwithstanding the

foregoing, a waiver or consent with respect to a matter which relates exclusively to the rights of Holders of Registrable

Securities whose securities are being sold pursuant to a

registration statement and which does not directly or indirectly affect the rights of other Holders may be given by the Holders of a majority of the Registrable Securities being sold.

     Section 4.10 Severability

     .  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be

excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     Section 4.11 Entire Agreement

     .   This Agreement constitutes the full and entire

understanding and agreement between the parties with regard to the subjects hereof.

     Section 4.12 Survival of Representations, Warranties and

Agreements

     .  Notwithstanding any investigation made by any party to this

Agreement, all covenants, agreements, representations and

warranties made by the Company and the Shareholders herein and in the certificates representing the Registrable Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Shareholder of the Registrable Securities and the

consummation and closing of the Merger Agreement.

     Section 4.13 Shareholders Representative

     .  [Parties to agree on a provision appointment and

establishing the authority of one or more persons to act an a

Shareholders Representative authorized to act on behalf of

Shareholders for all purposes under this Agreement.]

        [The remainder of this page is intentionally blank]

                   REGISTRATION RIGHTS AGREEMENT

                          SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties hereto have executed this

Agreement as of the date first above written.

COMPANY:                                 [Company]



                                  By:
                                     --------------------------
                                  Name:
                                       ------------------------
                                  Title:
                                        -----------------------
                                  Address:
                                          ---------------------
                                  Facsimile No.:
                                                ---------------
SHAREHOLDERS:                            [Shareholder 1]



                                  By:
                                     --------------------------
                                  Name:
                                       ------------------------
                                  Title:
                                        -----------------------
                                  Address:
                                          ---------------------
                                  Facsimile No.:
                                                ---------------

                                         [Shareholder 2]



                                By:
                                     --------------------------
                                  Name:
                                       ------------------------
                                  Title:
                                        -----------------------
                                  Address:
                                          ---------------------
                                  Facsimile No.:
                                                ---------------

                                         [Shareholder 3]



                                  By:
                                     --------------------------
                                  Name:
                                       ------------------------
                                  Title:
                                        -----------------------
                                  Address:
                                          ---------------------
                                  Facsimile No.:
                                                ---------------

                                                         Appendix A

               List of Pre-Approved Brokerage Firms





                                                         Appendix B

              List of Pre-Approved Underwriting Firms